EXHIBIT 3.5


















                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                 AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP
                          DATED AS OF OCTOBER-10, 1986
                            AMENDED DECEMBER 12, 1988

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       of
                 AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE 1-DEFINITIONS                                                         1

ARTICLE 2-THE LIMITED PARTNERSHIP                                             8
     2.1   Formation of the Partnership                                       8
     2.2   Partnership Name                                                   8
     2.3   Business and Purposes of the Partnership                           8
     2.4   Principal Place of Business                                        8
     2.5   Term of the Partnership                                            8
     2.6   Execution of Documents                                             8
     2.7   Organizational Limited Partner                                     9
     2.8   Agent for Service of Process                                       9

ARTICLE 3-GENERAL OPERATING PROVISIONS                                        9
     3.1   General                                                            9
     3.2   Borrowing Limitations                                              9
     3.3   Reinvestment of Cash Available From Operations and Cash
           Available From Sale or Refinancing                                 9
     3.4   Joint Ventures                                                    10
     3.5   Participation in Aircraft Investment with Affiliates              10
     3.6   Partnership Expenses                                              10

ARTICLE 4-THE GENERAL PARTNER                                                11
     4.1   Management Power                                                  11
     4.2   Restrictions on Authority of the General Partner                  14
     4.3   Compensation Plan                                                 14
     4.4   Liability of the General Partner                                  14
     4.5   Similar Activities of the General Partner and Presentation of
           Opportunities to the Partnership                                  14
     4.6   Activities of Officers and Directors                              15
     4.7   Indemnification of the General Partner and its Affiliates         15
     4.8   Other Matters Concerning the General Partner                      16
     4.9   Agreements with the General Partner or a Related Person           17
     4.10  Subcontracting by General Partner                                 18
     4.11  Conveyances                                                       18
     4.12  Election to Be Governed by Successor or Different Limited
           Partnership Law                                                   18
     4.13 Minimum Net Worth of the General Partner                           18

ARTICLE 5-COMPENSATION AND REIMBURSEMENT OF EXPENSES TO THE
          GENERAL  PARTNER AND ITS AFFILIATES                                18
     5.1   Acquisition Fee                                                   18
     5.2   Management Fee                                                    19
     5.3   Distributions and Allocations                                     19
     5.4   Disposition or Remarketing Fee                                    19
     5.5   Fees Paid to Third Parties                                        19
     5.6   Expenses of the General Partner                                   19
     5.7   Reimbursement for Sums Advanced to the Partnership                19
     5.8   Additional Services to the Partnership                            20
     5.9   Fees Payable on Cessation as the General Partner                  20


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                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE 6-THE LIMITED  PARTNERS AND ASSIGNEES                                20
     6.1   Limited Liability                                                 20
     6.2   Restrictions on Limited Partners and Assignees                    20
     6.3   Outside Activities                                                20
     6.4   No Withdrawal of Contributions                                    20
     6.5   Return of Capital                                                 20
     6.6   Death, Incompetency, or Bankruptcy of a Limited Partner or
           Assignee                                                          20

ARTICLE 7-MEETINGS AND VOTING                                                21
     7.1   Meetings                                                          21
     7.2   Notice of Meeting                                                 21
     7.3   Record Date                                                       21
     7.4   Adjournment                                                       21
     7.5   Waiver of Notice; Consent to Meeting; Approval of Minutes         22
     7.6   Quorum                                                            22
     7.7   Conduct of Meeting                                                22
     7.8   Action Without a Meeting                                          22
     7.9   Voting Rights                                                     23
     7.10  Voting Rights Conditional                                         23

ARTICLE 8-CAPITAL CONTRIBUTIONS, TRANSFER TO UNDERWRITERS, AND CAPITAL
          ACCOUNTS                                                           24
     8.1   Capital Contribution of the General Partner                       24
     8.2   Capital Contribution of the Organizational Limited Partner        24
     8.3   Sale of Units to  Underwriters                                    24
     8.4   Purchase  of Units or  Securities  by the General Partner or
           its  Affiliates                                                   24
     8.5   Purchase of Units by Affiliate of PSA                             25
     8.6   Units Not Assessable                                              25
     8.7   No Interest on Capital Contribution                               25
     8.8   Creditors' Interest in the Partnership                            25
     8.9   Nature of Interests                                               25
     8.10  Sale of Additional Interests                                      25
     8.11  No Preemptive Rights                                              26
     8.12  Capital Accounts                                                  26
     8.13  Purchase or Sale of Units                                         28
     8.14  Registration Rights of the General Partner                        28
     8.15  Changes in Outstanding Units                                      29

ARTICLE 9-TAX ALLOCATION OF INCOME AND LOSSES                                29
     9.1   Apportionment of Net Income, Net Loss, and Distributions          29
     9.2   Allocations for Capital Account Purposes                          29
     9.3   Allocations for Tax Purposes                                      30
     9.4   Tax Elections                                                     31

ARTICLE 10-DISTRIBUTIONS                                                     32
     10.1  Distributions for 1986                                            32
     10.2  Distributions of Cash Available From Operations                   32
     10.3  Distributions of Cash Available From Sale or Refinancing          32
     10.4  Distributions of Cash From Other Sources                          32
     10.5  Distributions of Partnership Assets                               32
     10.6  Liquidating Distributions                                         33
     10.7  Tax Withholding                                                   33


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


                                TABLE OF CONTENTS

                                                                            PAGE


ARTICLE 11-BOOKS, RECORDS, ACCOUNTS, AND REPORTS                             33
     11.1  Books and Records                                                 33
     11.2  Limited Partners' Rights Regarding Books, Records, and Tax
           Information                                                       34
     11.3  Accounting Basis and Fiscal Year 35                               34
     11.4  Reports                                                           34
     11.5  Tax Matters Partner                                               35
     11.6  Bank Accounts                                                     35
     11.7  Confidentiality                                                   35

ARTICLE 12-ISSUANCE OF CERTIFICATES                                          35
     12.1  Issuance of Certificates                                          35
     12.2  Lost, Stolen, or Destroyed Certificates                           36
     12.3  Maintenance of Transfer Records                                   36
     12.4  Record Unit Holder                                                36
     12.5  Withdrawal of Certificates                                        36
     12.6  Legends                                                           37

ARTICLE 13-TRANSFER OF INTERESTS                                             37
     13.1  Transfer in General                                               37
     13.2  Transfer of Interests of the General Partner                      37
     13.3  Transfer of Units                                                 37
     13.4  Transfer of Depositary Units                                      37
     13.5  Depositary Arrangements                                           39
     13.6  Restrictions on Transfer, Non-United States Citizens              39
     13.7  General Partner's Right to Purchase Units                         40

ARTICLE 14-ADMISSION OF SUBSTITUTED AND ADDITIONAL LIMITED
           PARTNERS                                                          41
     14.1  Admission of Substituted Limited Partners                         41
     14.2  Admission of Additional Limited Partners                          42
     14.3  No Action Necessary by Unitholders                                42

ARTICLE 15-CHANGES IN THE GENERAL PARTNER                                    42
     15.1  General Partner Ceasing to be the General Partner                 42
     15.2  Withdrawal or Removal of the General Partner                      43
     15.4  Rights on Removal or Withdrawal                                   43
     15.5  Liability on Removal or Withdrawal                                44
     15.6  Successor and Predecessor General Partner                         44
     15.7    Interest of Departing General Partner and Successor             44

ARTICLE 16-DISSOLUTION, WINDING UP, AND LIQUIDATION                          45
     16.1  Dissolution                                                       45
     16.2  Continuation of the Business of the Partnership                   45
     16.3  Authority to Wind Up                                              45
     16.4  Accounting                                                        46
     16.5  Winding Up and Liquidation                                        46
     16.6  No Recourse Against the General Partner                           46
     16.7  Claim of Limited Partners and Assignees                           46
     16.8  General Partner's Obligation to Make Up Negative Capital
           Account                                                           46

ARTICLE 17-POWER OF ATTORNEY                                                 47


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                                TABLE OF CONTENTS

                                                                            PAGE



ARTICLE 18-AMENDMENTS TO PARTNERSHIP DOCUMENTS                               48
     18.1  Amendments  by the  General  Partner                              48
     18.2  Amendment  Procedures                                             49
     18.3  Restricted Amendments                                             49
     18.4  Amendments Needing Consent.of the General Partner                 50
     18.5  Amendments to Certificate of Limited Partnership                  50
     18.6  Amendment Regarding New General Partner                           50

ARTICLE 19-MISCELLANEOUS PROVISIONS                                          50
     19.1  Notices                                                           50
     19.2  Choice of Venue and Law                                           51
     19.3  Article and Section Headings                                      51
     19.4  Sole Agreement                                                    51
     19.5  Force Majeure                                                     51
     19.6  Remedies Cumulative                                               51
     19.7  Waiver                                                            51
     19.8  Waiver of Action for Partition                                    51
     19.9  Assignability                                                     51
     19.10 Gender and Number                                                 51
     19.11 Further Action                                                    52
     19.12 Creditors                                                         52
     19.13 Construction                                                      52
     19.14 Severability                                                      52
     19.15 Survival                                                          52
     19.16 Execution in Counterparts                                         52

Exhibit 1-Certificate for Limited Partnership Units

                              AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                 AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP


     This Amended and Restated Agreement of Limited Partnership dated as of October 10, 1986 is made and entered into by and among Airlease Management Services, Inc., a Delaware corporation, as general partner, United States Airlease Holding, Inc., as the Organizational Limited Partner, and all other parties who shall become partners of this limited partnership as provided herein.

     WHEREAS, the Partners heretofore have entered into an Agreement of Limited Partnership dated July 8, 1986; and

     WHEREAS, the Partners desire to amend and restate such Agreement of Limited Partnership in its entirety as hereinafter set forth;

     NOW, THEREFORE, for and in consideration of the foregoing, and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

                                    ARTICLE 1

                                   DEFINITIONS

     Unless the context otherwise specifies or requires, the terms defined in this Article 1 shall, for the purposes of this Agreement, have the meanings herein specified. These terms shall supersede and replace any other definitions contained in the California Act. Unless otherwise specified, all references in this Agreement to Articles or Sections are to Articles or Sections of this Agreement.

     ACQUISITION FEE: The fee paid by or on behalf of the Partnership to the General Partner or its Affiliates as set forth in Section 5.1.

     ADDITIONAL LIMITED PARTNER: A Person admitted to the Partnership pursuant to Section 14.2 as a Limited Partner.

     ADJUSTED PROPERTY: Any property the Carrying Value of which has been adjusted pursuant to Section 8.12(D) (i).

     AFFILIATE: Any Person that directly or indirectly controls, is controlled by, or is under common control with the Person in question. As used in this definition of Affiliate, the term control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     AGREED VALUE: The fair market value of any Contributed Property as determined by the General Partner using such reasonable method of valuation as may be adopted by the General Partner. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of the Contributed Properties transferred to the Partnership in a single or integrated transaction among each separate property. The Agreed Value of any Contributed Property shall reflect any adjustments made pursuant to Sections 8.12 (B) (iii) and 8.12(C).

     AGREEMENT This Amended and Restated Agreement of Limited Partnership as the same may be amended from time to time.

     AIRCRAFT: Commercial aircraft, spare or separate engines, and related Rotable Parts. "Aircraft" includes any beneficial interest in an Aircraft.

     AIRCRAFT COST: The total consideration (which, for purposes of calculating the Acquisition Fee, shall exclude the Acquisition Fee) paid directly or indirectly in connection with the purchase of an Aircraft, whether paid to sellers or other persons, either in cash, by way of Units or promissory notes or by way of assuming or taking subject to any liens or mortgages encumbering such Aircraft.

     AIRLEASE: United States Airlease, Inc., a California corporation and an Affiliate of the General Partner and any successor to United States Airlease, Inc. by merger or consolidation or by sale or transfer of all or substantially all of the assets of United States Airlease, Inc.

     AIRLEASE MANAGEMENT SERVICES, INC.: Airlease Management Services, Inc., a Delaware corporation, and any successor to Airlease Management Services, Inc. by merger or consolidation or by sale or transfer of all or substantially all of the assets of Airlease Management Services, Inc.

     ASSIGNEE: A Person to whom one or more Units or Depositary Units have been transferred, by assignment of a Depositary Receipt or otherwise, in a manner permitted under this Agreement, but who has not been admitted to the Partnership as a Substituted Limited Partner with respect to 'such Units. The rights of any such Person in the Partnership with respect to Units for which such Person has not been admitted to the Partnership as a Substituted Limited Partner shall be
(i) limited to the rights and obligations appurtenant to such Units to share in the allocations and distributions of the Partnership, including liquidating distributions of the Partnership, and (ii) except as expressly provided herein, otherwise subject to the limitations under the California Act on the rights of an assignee who has not become a substituted limited partner.

     BOOK-TAX DISPARITIES: The differences between a Partner's Capital Account balance, as maintained pursuant to Section 8.12, and such balance had the' Capital Account been maintained strictly in accordance with tax accounting principles (such disparities reflecting the differences between the Carrying Value of either Contributed Properties or Adjusted Properties, as adjusted from time to time, and the adjusted basis thereof for Federal income tax purposes).

     CALIFORNIA ACT: The California Revised Limited Partnership Act, as amended and in effect from time to time, and any successor statute thereto.

     CAPITAL ACCOUNT: The capital account maintained for each Partner and Assignee pursuant to Section 8.11.

     CAPITAL CONTRIBUTION: Any cash or Contributed Property which a Partner contributes or is deemed to have contributed to the Partnership pursuant to
Article 8. .

     CAPITAL EXPENDITURES: Expenditures for the acquisition of assets having a useful life to the Partnership of more than one year.

     CARRYING VALUE: (a) With respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation and cost recovery deductions charged to the Partners' Capital Accounts pursuant to
Section 8.12(A) with respect to such property, and (b) with respect to any OTHER PROPERTY, THE adjusted basis of such property for Federal income tax purposes, as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 8.12(C) and 8.12(D), and to reflect changes, additions, or other adjustments to the Carrying Value for dispositions, acquisitions, or improvements of Partnership assets, as deemed necessary, or appropriate by the General Partner.

     CASH AVAILABLE FROM OPERATIONS: Net Revenues of the Partnership, less (i) principal and interest on Partnership liabilities, (ii) funds used for capital improvements or replacements, (iii) funds and reserves for working capital, debt refinancing, contingencies, and other purposes deemed reasonably necessary by the General Partner, and (iv) Casualty Proceeds used, in the discretion of the General Partner, to acquire additional Aircraft.

     CASH AVAILABLE FROM SALE OR REFINANCING: The proceeds, including Sales Proceeds, received by the Partnership in connection with a sale, refinancing, or casualty of Aircraft, after (a) the payment of all costs and expenses of any kind or nature incurred by the Partnership in connection with such sale. refinancing, or casualty, (b) the utilization of any such proceeds in connection with the discharge of debts and other obligations of the Partnership deemed by the General Partner to be advisable to be discharged with the proceeds of such sale, refinancing, or casualty, and (c) the retention of such proceeds or a portion thereof in connection with the creation of or addition to any reserves established by the General Partner, in its sole discretion. "Cash Available From Sale or Refinancing" does not include any interest payable on installment obligations received by the Partnership upon such a sale, refinancing, or casualty.

     CASUALTY PROCEEDS: Recoveries under insurance policies and other net receipts representing a recovery for loss or destruction of Aircraft.

     CERTIFICATE:   A  non-negotiable  certificate  issued  by  the  Partnership evidencing  ownership of one or more Units  substantially in the form of Exhibit
1.

     CERTIFICATE OF LIMITED PARTNERSHIP: The certificate of limited partnership for the Partnership filed pursuant to the California Act, as the certificate may be amended from time to time.

     CLOSING DATE: The date or dates on which the Units in the Initial Offering (including any Units sold pursuant to the Underwriters' over-allotment option) are issued and sold.

     CODE: The Internal Revenue Code of 1954, as amended and in effect from time to time. References in this Agreement to the Code or to sections of the Code shall include any successor statutes or sections.

     CONTRIBUTED PROPERTY: Each Contributing Partner's interest in each property or other consideration, but excluding cash and cash equivalents, contributed to the Partnership by such Contributing Partner (or deemed contributed to the Partnership upon termination thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 8.12(D) (i), such property shall no longer constitute a Contributed Property for purposes of Section 9.2(B) but shall be deemed an Adjusted Property for such purposes.

     CONTRIBUTING PARTNER: Each Partner or Assignee contributing (or deemed to have contributed upon termination of the Partnership pursuant to Section 708 of the Code) Contributed Property to the Partnership.

     DEPARTING GENERAL PARTNER: A General Partner, as of the effective date of any withdrawal or removal of such General Partner pursuant to Section 15.2, or a General Partner who has otherwise ceased to be a General Partner.

     DEPOSITARY: Manufacturers Hanover Trust Company, or any successor to it as depositary under the Depositay Agreement or any other Person appointed to serve as depositary.

     DEPOSITARY AGREEMENT: That agreement so designated, among the Partnership, the Depositary, the General Partner, and the holders of Depositary Receipts as it may be amended or supplemented from time to time.

     DEPOSITARY RECEIPT: A depositary receipt, executed and delivered by or on behalf of the Depositary in accordance with the Depositary Agreement, evidencing ownership of one or more Depositary Units.

     DEPOSITARY UNIT: A depositary unit representing a Unit on deposit with the Depositary pursuant to the Depositary Agreement.

     DISPOSITION OR REMARKETING FEE: A fee payable by the Partnership to the General Partner or an Affiliate thereof on the disposition or remarketing for lease of an Aircraft, payable as set forth in Section 5.4.

     FAA Federal Aviation Administration.

     FAA ACT: The Federal Aviation Act of 1958, as amended.

     FAIR MARKET VALUE: The fair market value of an asset or group of assets as determined by an independent third party appraiser chosen by the General Partner.

     FINAL DETERMINATION: A final adjudication regarding subject Federal income tax issues or a final administrative determination of such issues agreed to by the General Partner.

     GENERAL PARTNER: Airlease Management Services, Inc., in its capacity as general partner of the Partnership, and any successor or additional general partner of the Partnership.

     GENERAL PARTNER CAPITAL ACCOUNT: That Capital Account maintained for the General Partner with respect to the interest of the General Partner as a general partner of the Partnership pursuant to Section 8.11.

     INITIAL UNIT ISSUE PRICE: That price specified in the Underwriting Agreement as the price at which a Unit WILL be purchased by the Underwriters in the Initial Offering.

     INITIAL UNIT OFFERING PRICE: That price specified in the Underwriting Agreement as the price at. which a Unit will be offered by the Underwriters to the public in the Initial Offering.

     INITIAL LIMITED PARTNERS: The Underwriters.

     INITIAL OFFERING. The initial public offering of the Depositary Units. as more fully described in the Registration Statement, including the sale of any Units pursuant to the exercise of any over-allotment option. .

     ISSUE PRICE: The price at which a Unit is purchased from the Partnership.

     LIMITED PARTNER CAPITAL ACCOUNT: That Capital Account maintained for each Limited Partner or Assignee with respect to such Limited Partner's or Assignee's Units pursuant to Section 8.12.

     LIMITED PARTNERS: The Organizational Limited Partner, the Initial Limited Partners, and the holders of Units who have been admitted to the Partnership as Substituted Limited Partners or as Additional Limited Partners. "Limited Partner" means one of the Limited Partners.

     MAJORITY INTEREST: The interest of Limited Partners of record who are Limited Partners (rather than Assignees) with respect to more than 50% of the total number of all outstanding Units and Depositary Units held by Limited Partners (as Limited Partners rather than as Assignees), including the General Partner and its Affiliates to the extent they own Units or Depositary Units.

     MANAGEMENT  FEE:  The fee paid to the General  Partner  pursuant to Section
5.2.

     NASDAQ: The National Association of Securities Dealers Automated Quotations System.

     NATIONAL SECURITIES EXCHANGE: AN exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities Exchange Act of 1934.

     NET AGREED VALUE: (a) In the case of any Contributed Property, the Agreed Value of such property or other consideration reduced by any indebtedness or liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property currently distributed to a Partner or distributed in liquidation of the Partnership pursuant to Section 16.5, the Partnership's Carrying Value of such property at the time such property is distributed reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution.

     NET INCOME and NET LOSS: The net income and net loss, respectively, of the Partnership calculated in accordance with accounting methods followed for Federal income tax purposes.

     NET REVENUES: The funds provided from Partnership operations (excluding cash from sales or refinancing of Aircraft but including that portion of Casualty Proceeds representing the present value, calculated at the rate used by the Partnership to recognize income in accordance with generally accepted accounting principles, of the remaining rent due under the lease), interest on the Partnership's cash and any short-term investments as well as interest on any carryback financing held in connection with the sale of Partnership assets, without deduction for payment of interest or principal on Partnership liabilities and without deduction for non-cash expenses (such as depreciation or amortization), but after deducting funds used to pay Partnership operating expenses, any Management Fees, and the fee payable to the General Partner or its Affiliates for remarketing for lease an Aircraft as provided in Section 5.4. Net Revenues do not include loan proceeds, Sales Proceeds, or Capital Contributions to the Partnership.

     NAAF: North American Aircraft Finance Corporation, an Affiliate of PSA.

     ORGANIZATIONAL LIMITED PARTNER: U.S. Holding.

     PARTNER: A General Partner or a Limited Partner; and "Partners" means the General Partner and all Limited Partners.

     PARTNERSHIP: The limited partnership created by this Agreement and any successor partnership continuing the business of the Partnership which is a reformation or reconstitution of a partnership governed by this Agreement.

     PARTNERSHIP INTEREST: The interest of a Person in the Partnership.

     PARTNERSHIP ASSET: Any and all assets, real or personal, now or hereafter owned by the Partnership or in or to which the Partnership has any interest, right, or claim.

     PERSON: An individual, partnership, joint venture, estate, association, corporation, trust company, trust, or other entity.

     PRESCRIBED ASSET VALUE: As of any date of determination, that amount determined by dividing (a) an amount equal to the product of (i) the total number of outstanding Units (immediately prior to an issuance of Units pursuant to Section 8.10, if such issuance triggered an asset valuation pursuant to
Section 8.12(D) (i)) times (ii) (1) in the case of a valuation occasioned by an issuance of Units pursuant to Section 8.10, the Issue Price as of the date of issuance or (2) in the case of a valuation occasioned by a current distribution or a deemed distribution resulting from a constructive termination of the Partnership pursuant to Section 708 of the Code, the Unit Price as of the date of such actual or deemed distribution, by (b) 99%.

     PSA TRANSACTION: The transaction whereby the Partnership through a trust, has purchased Aircraft from and leased them back to, Pacific Southwest Airlines, a California corporation, as more particularly described in the Registration Statement.

PURCHASE AGENT: The purchase agent - designated by the General  Partner,  or any successor specified by the General
Partner.

     PURCHASE DATE: The date determined by the General Partner as the date for purchase of all outstanding Units (except Units of the General Partner or its Affiliates) -pursuant to Section 13.7, as specified in the notice that is furnished to holders of Units pursuant to Section 13.7(B).

     PURCHASE FUNDS: An amount in cash equal to the aggregate purchase price (determined in accordance with Section 13.7) of all Units subject to purchase by the General Partner or its Affiliate on the Purchase Date in accordance with
Section 13.7.

     RECAPTURE INCOME: Any income or gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or Section 743 of the Code) treated as ordinary income for Federal income tax purposes pursuant to any provision of the Code converting capital gain to ordinary income as a result of prior deductions.

     RECORD DATE: The date established by the General Partner, in its discretion, for determining (a) the identity of Persons entitled to notice of or to vote at any meeting of the Partnership or entitled to vote by ballot or give consent to Partnership action in writing without a meeting or entitled to exercise rights in respect of any other lawful action, or (b) the identity of Persons. entitled to receive any report or distribution from the Partnership as a Partner or Assignee.

     RECORD UNITHOLDER. As applied to the Limited Partners, the Persons shown as Limited Partners on the records of the Partnership as of the close of business on a particular day; as applied to a Depositary Receipt, the Person in whose name the Depositary Receipt is registered on the books of the Depositary as of the close of business on a particular business day; and as applied to the holder of a Unit not deposited with the Depositary, the record holder of such Units as reflected on the records of the Partnership.

     REGISTRATION STATEMENT: The Registration Statement on Form S-1 (NO. 33-7985) filed by the Partnership with the Securities and Exchange Commission under the Securities Act of 1933 to register the offering and sale of the Depositary Units in the Initial Offering, as it may be amended from time to time.

     RELATED ENTITY: U.S. Leasing and any Person (i) as to which U.S. Leasing, directly or indirectly, has the power to exercise in excess of 50`0 of the voting power with respect to acquisitions or dispositions of assets (notwithstanding the fact that any such acquisition or disposition is subject to the approval of more than 50% of the voting power) or owns in excess of SO%o of the equity interest and (II) which is organized and has its principal place of business in the United States.

     RELATED PERSON: A General Partner, any partner, officer, director, or Affiliate of a General Partner, or any Person in which any of the foregoing has a material financial interest.

     RESIDENT ALIEN: A "resident alien" as now or hereafter defined in the FAA Act, or any successor statute, or in regulations adopted pursuant to said Act, or pursuant to any successor statute.

     RESIDUAL GAIN or RESIDUAL LOSS: Any net gain or net loss, as the case may be, of the Partnership recognized for Federal income tax purposes resulting from a sale, exchange, or other disposition of a Contributed Property or Adjusted Property, to the extent such net gain or net loss is not allocated pursuant to
Section 9.3(B) to eliminate Book-Tax Disparities.

     ROTABLE PARTS: An item that can be economically restored to a serviceable condition and in the normal course of operation is repeatedly rehabilitated to its fully serviceable condition over a period approximating the life of the flight equipment to which it is related.

     SALE OR DISPOSITION: The sale or other disposition of Aircraft.

     SALES PROCEEDS: The total consideration paid directly or indirectly to the Partnership in connection with the sale of Aircraft, whether paid in cash or by way of assuming or taking subject to any liens or mortgages encumbering such Aircraft; and, as received, principal payments in respect of any carryback financing held in connection with such sale. "Sales Proceeds" shall also include that portion of Casualty Proceeds not representing the present value of prepaid rent.

     SERVICE: The Internal Revenue Service.

     SUBSTITUTED LIMITED PARTNER: A Person who is admitted to the Partnership as a Limited Partner pursuant to this Agreement in place of and with all the rights of a Limited Partner pursuant to Section 14.1.

     TOTAL AIRCRAFT COST: The cost of acquiring all the Aircraft owned by the Partnership at the tire such calculation is made, including commissions, expenses, legal and accounting fees, Acquisition Fees. all other expenses in connection with the acquisitions, and the cost of the Aircraft.

     TRANSFER AGENT: The Depositary or any bank, trust company, or other Person appointed by the General Partner to act as transfer agent for Depositary Receipts.

     TRANSFER APPLICATION: An application and agreement for transfer of Depositary Units in the form set forth on the back of the Depositary Receipt or in a form substantially to the same effect in a separate instrument by which an Assignee (or his broker, dealer, or nominee holder acting on his behalf) requests admission to the Partnership as a Substituted Limited Partner, agrees to be bound by the terms and conditions of this Agreement and the Depositary Agreement, grants a power of attorney to the General Partner pursuant to Article 17, and represents and warrants to the Partnership that he is a United States Citizen or Resident Alien.

     US. HOLDING: United States Airlease Holding, Inc., a California corporation and an Affiliate of the General Partner.

     US. LEASING: United States Leasing International, Inc., a California corporation and an Affiliate of the General Partner.

     UNDERWRITERS: Those underwriting firms listed in the Underwriting Agreement or an exhibit or schedule thereto which agree to purchase Units from the Partnership.

     UNDERWRITING AGREEMENT: The agreement to be entered into prior to the Closing Date among the General Partner, U.S. Leasing, Airlease, the Partnership, and the Underwriters with respect to the purchase of Units by the Underwriters in the Initial Offering.

     UNITED STATES CITIZEN: A "citizen of the United States" as now or hereafter defined in the FAA Act, or any successor statute, or in regulations adopted pursuant to said Act, or pursuant to any such successor statute.

     UNITS: Those units of limited partners' interest in the Partnership acquired or issued pursuant to this Agreement.

Unitholden Each owner of Units who is either a Limited Partner (including the Organizational Limited Partner) or an Assignee.

     UNIT PRICE OF A UNIT OR A DEPOSITARY UNIT: As of any date of determination,
(a) if such Unit or Depositary Unit is one of a class of Depositary Units listed or admitted to trading on a National Securities Exchange, the average of the last reported sale prices per Depositary Unit regular way or, in case no such reported sale takes place regular way, the average of the arithmetic mean of the last reported bid and asked prices per Depositary Unit, in either case on the principal National Securities Exchange on which such Depositary Units are listed or admitted to trading, for the five trading days immediately preceding the date of determination; (b)' if such Unit or Depositary Unit is not of a class of Depositary Units listed or admitted to trading on a National Securities Exchange but is of a class quoted by NASDAQ, the average of the last reported sale prices per Depositary Unit quoted by NASDAQ or, in case no such reported sale takes place on any such day or in case last reported sale prices are not quoted by NASDAQ, the average of the arithmetic mean of the closing bid and asked prices per Depositary Unit, for the five trading days immediately preceding such date of determination, as furnished by the National Quotation Bureau Incorporated, or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if said Bureau is not at the time furnishing quotations; or (c) if such Unit or Depositary Unit is not of a class of Depositary Units listed for trading on a National Securities Exchange or quoted by NASDAQ, an amount equal to the fair market value of such Unit as of such date of determination, as determined by the General Partner using any reasonable method of valuation it may select. For purposes of this definition, a Unit WILL be deemed to be one of a class of Depositary Units if the holder of such Unit may obtain a Depositary Unit by depositing such Unit with the Depositary pursuant to the Depositary Agreement.

     UNREALIZED GAIN: As of any date of determination, the excess, if any, of the fair market value of any Partnership Asset (as determined under Section 8.12(D)) as of such date of determination over the Carrying Value of such asset as of such date of determination (prior to any adjustment to be made pursuant to Section 8.12(D) as of such date).

     UNREALIZED LOSS: As of any date of determination, the excess, if any, of the Carrying Value of any Partnership Asset as of such date of determination (prior to any adjustment to be made pursuant to Section 8.12(D) as of such date) over the fair market value of such property (as determined under Section 8.12(D)) as of such date of determination.

                                    ARTICLE 2

                             THE LIMITED PARTNERSHIP


     2.1   FORMATION   OF  THE   PARTNERSHIP.   The  General   Partner  and  the
Organizational Limited Partner have formed the Partnership as a limited partnership organized under the California Act.

     2.2 PARTNERSHIP NAME. The name of the Partnership is "Airlease Ltd., A California Limited Partnership." The Partnership may conduct business under such other name or names as the General Partner may from time to time deem necessary, appropriate, or advisable, including the name of the General Partner. The General Partner in its sole discretion may change the name of the Partnership at any time and from time to time. The General Partner and the Limited Partners hereto shall promptly execute, and the General Partner shall file and record with proper offices in each jurisdiction in which the Partnership does, or elects to do, business, such certificates or other statements or instruments as are required by the limited partnership statute, fictitious name statute, assumed name statute, or any other similar statute in effect in such jurisdiction in order to conduct the Partnership business therein as a partnership in which the limited partners have limited liability.

     2.3 BUSINESS AND PURPOSES OF THE PARTNERSHIP. The. primary purpose of the Partnership is to acquire, own, operate, manage, finance, lease, and sell Aircraft and interests therein, either directly or by way of joint ventures or partnerships, 'either in its own name or in the name or names of one or more nominees of the Partnership or one or more trustees of a trust of which the Partnership is a beneficiary. In addition, the Partnership may engage in any other business or do any and all acts and things which may be necessary, incidental, or convenient to carry on the Partnership business and purposes as specified in this paragraph. For purposes of this Agreement, any Aircraft acquired and held by one or more nominees or trustees for the benefit of the Partnership shall be deemed to have been acquired by and to be owned by the
Partnership itself. The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the business and purposes described herein and for the protection or benefit of the Partnership.

     2.4 PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Partnership shall be at 2988 Campus Drive, San Mateo, California 94403, but the General Partner may substitute or establish such other place or places of business of the Partnership (within or without the State of California) as it may, from time to time, deem necessary or appropriate; provided, however, that the General Partner shall give the Unitholders notice in writing of any change of address of the principal place of business of the Partnership and, in connection therewith, shall amend the Certificate of Limited Partnership in accordance with applicable requirements of law.

     2.5 TERM OF THE PARTNERSHIP. The Partnership commenced on June 18, 1986, the date that the Certificate of Limited Partnership was filed in accordance with the provisions of the California Act, and shall continue until December 31, 2036, or until the earlier termination of the Partnership in accordance with
Article 16.

     2.6 EXECUTION OF DOCUMENTS. The General Partner, on its own behalf and as attorney-in-fact for the other Partners and Assignees pursuant to the power of attorney granted in Article 17, shall execute, acknowledge, and file or deliver all certificates of limited partnership, amended or restated certificates, instruments, or other documents and counterparts thereof and make all filings and recordings and perform all other acts as shall be necessary to comply with the laws of the State of California for the formation, continuation, or reformation of the Partnership, for the continued good standing of the Partnership, and, when appropriate, for the termination of the Partnership. The General Partner shall also execute such certificates, amended or restated certificates, and other documents conforming hereto and do such filing, recording, publishing, and other acts as may be appropriate to comply with the requirements of law for the formation, continuation, reformation, qualification, and/or operation of a limited partnership (or as a partnership in which the limited partners have limited liability) in all jurisdictions where the Partnership may wish to do business, which shall be accomplished prior to doing business in any such jurisdiction if deemed necessary by the General Partner for the maintenance of such limited liability.

     2.7 ORGANIZATIONAL LIMITED PARTNER. In order to create the Partnership under the California Act, the Partnership has heretofore accepted a capital contribution in the amount of $10 from the Organizational Limited Partner for an interest as a Limited Partner. Any allocations, interest, or other profit which may have resulted from the investment or other use of such amount paid by the Organizational Limited Partner to the Partnership prior to admittance of the Initial Limited Partners shall be allocated 99% to the General Partner and 1% to the Organizational Limited Partner. The interest acquired by the Organizational Limited Partner pursuant to this Section 2.7 is not transferable except by operation of law.

     2.8 AGENT FOR SERVICE OF PROCESS. The General Partner shall select one or more Persons to act as the registered agent for service of process on the Partnership. The initial agent for service of process is Peter Mezey, 615 Battery Street, San Francisco, California 94111.


                                    ARTICLE 3

                          GENERAL OPERATING PROVISIONS


     3.1 GENERAL. The Partnership shall adhere to the operating provisions contained in this Article 3, unless otherwise approved by a Majority Interest.

     3.2 BORROWING LIMITATIONS.

     (A) The Partnership shall not borrow funds or assume financing unless one of the following applies:

          (1) Immediately after giving effect to the borrowing or assumption of financing and the purchase of the related assets, the total Partnership indebtedness as reflected in its accounting records at the date of such proposed borrowing or assumption of financing is less than 50% of the higher of (i) Total Aircraft Cost or (ii) Fair Market Value of the Partnership's Aircraft; however, borrowings and assumption of financings may exceed such 50% limitation for a period of up to 120 days so long as the General Partner uses its best efforts to reduce the indebtedness to comply with said 50% limitation within such 120-day period; or

          (2) The borrowed funds are necessary to prevent foreclosure on any Partnership Asset.

     (B) The Partnership may borrow funds from the General Partner or its Affiliates, subject to the limitations contained in Section 4.1(t).

     3.3 REINVESTMENT OF CASH AVAILABLE FROM OPERATIONS AND CASH AVAILABLE FROM SALE OR REFINANCING.

     (A) (1) During the year ended December 31, 1986, Cash Available From Operations in excess of the amount required to be distributed pursuant to
Section 10.1 shall be retained by the Partnership and used to establish a fund for the purchase of additional Aircraft or other purposes determined by the General Partner.

          (2) During the year ended December 31, 1987, Cash Available From Operations in excess of the amount distributed pursuant to Section 10.2(A) shall be retained by the Partnership and used to establish a fund for the purchase of additional Aircraft or other purposes determined by the General Partner.

          (3) After December 31, 1987, all Cash Available From Operations shall be distributed pursuant to Section 10.2(B).

     (B) (1) Through December 31, 2004, the Partnership may retain for use in its business, any Cash Available From Sale or Refinancing remaining after making the distribution required by Section 10.3(A).

     (2) After December 31, 2004, all Cash Available From Sale or Refinancing shall be distributed pursuant to Section 10.3(C) provided that if the General Partner determines that it would be in the Partnership's best interest, Cash Available From Sale or Refinancing may be used to repay indebtedness.

     3.4 JOINT VENTURES. The Partnership may invest in partnerships or joint ventures which own or are organized to acquire Aircraft with any Person, including any Person which is an Affiliate of the General Partner, on terms and conditions determined in the sole discretion of the General Partner.

     3.5 PARTICIPATION IN AIRCRAFT INVESTMENT WITH AFFILIATES.

     (A) So long as Airlease Management Services, Inc. or another Related Entity is the General Partner, the Partnership may only make Aircraft leasing investments offered to it in accordance with this Section.

     (B) Until September 30, 1991, the General Partner and Airlease hereby agree to offer the Partnership the right to acquire a 50% participation interest in all Aircraft leasing investments to be made by any Related Entity where the aggregate Aircraft Cost in such investment is greater than S10 million. The Partnership shall acquire such interest subject to. the determination by the General Partner that the investment is suitable for the Partnership. If, after allocating an investment in accordance with the first two sentences above, the total investment made by Related Entities (including through their interest in the Partnership either as a General Partner or a Limited Partner) would exceed U.S. Leasing's then-existing credit policy regarding maximum permissible investment for a single lessee, the General Partner and Airlease shall offer and, subject to a determination of suitability, the Partnership shall accept an additional participation interest in an amount necessary to reduce the total investment by Related Entities to an amount in compliance with US. Leasing's credit policy. Any offer required to be made by this subsection (i) is only required to be made at the time of the commitment (but may be made at a later time in the sole discretion of the General Partner or Airlease) to enter into the transaction and (ii) must be accepted by the Partnership at the time. that the offer is made. Notwithstanding anything in this paragraph (B) to the contrary, if the Aircraft leasing investment to be made by Airlease or any Related Entity is a leveraged lease, as defined in Statement of Financial Accounting Standards No. 13, then Airlease may, in its discretion, decline to offer the Partnership a participation interest in such investment.

     (C) After September 30, 1991, neither the General Partner nor Airlease shall be under any obligation to offer the Partnership any investment opportunities. However, the General Partner and Airlease may continue to offer investment opportunities to the Partnership, and the Partnership shall accept opportunities deemed suitable by the General Partner, provided one or more Related Entities makes at least 20% (including the interest in the Partnership then owned by the General Partner and all Related Entities) of the total investment made by Related Entities and the Partnership in such transactions.

     (D) Notwithstanding  anything in paragraphs (A), (B) or (C) of this Section
3.5 to the contrary, the Partnership may make Aircraft leasing investments in which Related Entities do not participate (i) where the investment committee of the board of directors of U.S. Leasing determines that such investment would cause US. Leasing or the affiliated group with which it files consolidated federal income tax returns to forego current utilization of foreign tax credits or would increase their foreign assets, or (ii) where the investment is in an Aircraft which is subject to a tax benefit transfer lease under the safe harbor lease rules enacted under the Economic Recovery Tax Act of 1981, or (iii) where the Aircraft investment is made by the Partnership after or in anticipation of the disposition of the Partnership's interest in another Aircraft in which a Related Entity does not or did not have an interest, and the board of directors of the General Partner determines that such new Aircraft investment is for the purpose of replacing the Partnership's interest in such other Aircraft.

     (E) For purposes of this Section 35, a 5090 participation interest in an Aircraft leasing investment by the Partnership and a Related Entity shall include, in the case of two Similar Aircraft, the acquisition of one Similar Aircraft by the Partnership and one Similar Aircraft by a Related Entity. As used herein, a Similar Aircraft shall mean substantially similar aircraft leased to the same lessee pursuant to substantially similar leases and acquired by the Partnership or a Related Entity at a substantially Similar Aircraft Cost (the difference not to exceed 59'0 of the lesser Aircraft Cost), all as determined by the General Partner at the time of acquisition. .

     3.6 PARTNERSHIP ERPENSES.

     (A) The General Partner shall be responsible and shall pay for only its expenses incurred (i) in connection with certain services it performs as described in Sections 5.1. 5.2, and 5.4 for which it receives fees described therein, other than reimbursements for which it may be entitled to under said sections, and (ii) for overhead and salary expenses of employees in connection with the Initial Offering.

     (B) Except as set forth in Section 3.6(A), the Partnership shall be responsible and shall pay for all fees, costs, and expenses arising out of or in connection With (i) the organization of the Partnership (ii) the PSA Transaction; (iii) the qualification of the Partnership to do business in any state determined by the General Partner, (iv) the registration or qualification of the Depositary Units fog sale by the Partnership under applicable Federal and state securities laws in connection with the Initial Offering or future offerings; (v) the offering, sale, and distribution of the Depositary Unit: pursuant to the Initial Offering or any future offerings; (vi) the listing of the Depositary Receipts on a National Securities Exchange; (vii) the planning, preparation, management, and operation of the Partnership, including but not limited to fees, costs, and expenses in connection with the purchase holding, operation, financing, refinancing, and sale of Aircraft or joint venture or partnership interest therein; (viii) fees and reimbursements to which the General Partner and its Affiliates are entitled


                                      10-A
under this Agreement; and (ix) any and all other items arising out of or in connection with the business or activities of the Partnership.


                                    ARTICLE 4

                               THE GENERAL PARTNER


     4.1 MANAGEMENT POWER. Subject to Sections 7.9 and 18.2, the General Partner shall have full, exclusive and complete discretion, power and authority in the management and control of the business of the Partnership, shall make all decisions affecting the business of the Partnership, and may do or cause to be done any and all acts it deems necessary or appropriate to accomplish the purposes of the Partnership. Any Person dealing with the General Partner shall not be required to determine or inquire into the authority and power of the General Partner to bind the Partnership and to execute, acknowledge, deliver, and perform obligations under any and all documents. By way of illustration, but not by way of limitation, such matters shall include the right, power, and authority of the General Partner, in its sole discretion, without any approval from Unitholders, and at the expense of the Partnership:

     (a) To cause the Partnership to enter into and perform the PSA Transaction:

     (b) To cause the Partnership to acquire, own, operate, lease (as lessee or lessor or both), develop, improve, maintain, finance, hold, control, exchange, trade, sell, pledge, convey in trust or otherwise hypothecate or dispose of Aircraft, appurtenances thereof and personal or mixed property connected therewith, upon such terms and for such consideration (including cash, securities, Units, Partnership Interests, and other property) as the General Partner deems necessary or appropriate;

     (c) Subject to Section 3.2, to borrow money, to obtain credit, or to assume debt in such amounts, on such terms and conditions and at such rates of interest as the General Partner deems appropriate, from banks, other lending institutions, or any other Person, including the Partners and Assignees (subject to Section 4.1(t)), for any purpose of the Partnership, including, without limitation, any loan incurred for the purpose of making one or more distributions to any or all Partners and Assignees, including any distributions which are, in whole or in part, a return of Capital Contributions; and, in connection with such loans to mortgage, pledge, assign, or otherwise encumber or alienate any or all of the Partnership Assets, including any income therefrom, to secure or provide for the repayment thereof. As between any lender and the Partnership, it shall be conclusively presumed that the proceeds of such loans are to be and WILL be used for the purposes authorized herein and that the General Partner has the full power and authority to borrow such money and to obtain such credit;

     (d) To place record title to, or the right to use, Partnership Assets in the name or names of one or more nominees or trustees for any purpose convenient or beneficial to the Partnership;

     (e) To cause the Partnership to employ employees, agents, independent contractors,.brokers, attorneys, accountants and other Persons, including the general Partner and its Affiliates, and employees thereof, to perform such services for the Partnership as the General Partner may designate, on such terms and for such compensation as the General Partner shall determine, and to dismiss such persons from employment, provided that compensation of the General Partner and its Affiliates for the services set forth in Article 5 shall be limited to the amounts set forth in said Article 5; , .

     (f) To prepare or cause to be prepared reports, statements, and other relevant information for distribution to Unitholders;

     (g) To select the Partnership's accounting year;

     (h) To determine the appropriate accounting method or methods to be used by the Partnership;

     (i) To cause the Partnership to offer and sell Units and other Partnership Interests (whether or not senior to the Units) to the public through underwriters or broker-dealers and to employ personnel, agents, and dealers for such purpose;

     (j) Subject to Article 18, to amend this Agreement;

     (k) To require in any or all Partnership contracts that the General Partner shall not have any personal liability thereon and that the Person contracting with the Partnership is to look solely to the Partnership or its assets for satisfaction;

     (1) To execute, acknowledge, and deliver any and all instruments, on behalf of the Partnership or otherwise, which it shall deem necessary or appropriate to effectuate the right, power, and authority of the General Partner, and to take all such action in connection therewith as it shall in its discretion deem necessary or appropriate;

     (m) Subject to Section 3.3, to cause the Partnership to reinvest or make a commitment to reinvest all or any portion of Cash Available From Operations and Cash Available From Sale or Refinancing in additional Aircraft;

     (n) To purchase Aircraft and delivery positions in its own name or in the name of a nominee, a trust, or otherwise (and assume loans in connection therewith) and temporarily hold title thereto, for the purpose of facilitating the acquisition of such Aircraft, the borrowing of money, or the obtaining of financing by the. Partnership, or the completion of manufacture of the Aircraft or for any other purpose related to the business of the Partnership;

     (o) To cause the Partnership to purchase Aircraft from the General Partner or its Affiliates, so long as the price payable by the Partnership to the General Partner or any of its Affiliates for an Aircraft does not exceed the Fair Market Value of the Aircraft, provided that if such purchase occurs within three months of the acquisition of the Aircraft by the General Partner or its Affiliate, the price to the Partnership shall be the price paid by the General Partner or its Affiliates plus any related costs and holding expenses;

     (p) To cause the Partnership to sell Aircraft to the General Partner or its Affiliates on terms and conditions determined by the General Partner, so long as the price payable for such Aircraft is at least equal to the Fair Market Value of such Aircraft;

     (q) To prepare, file, and publish any and all instruments or documents necessary to enable the Partnership to transact business or otherwise to exist, operate, and be recognized as a limited partnership in jurisdictions outside California;

     (r) To cause the Partnership to endeavor to maintain a cash reserve for working capital, debt financing, normal repairs, replacements, contingencies, and other purposes deemed reasonably necessary by the General Partner,

     (s) To cause the Partnership to invest in partnerships or joint ventures;

     (t) To make, and to permit its Affiliates to make, loans to the Partnership on terms which do not exceed the points, charges, and interest which would be charged by unrelated lenders on comparable loans for the same purpose in the same locality, provided that, in no event will the Partnership be required to pay interest on any such loan at an annual rate greater than that permitted by law;

     (u) To apply proceeds of any Sale or Disposition of any Partnership Asset to payment of liabilities of the Partnership and to pay, collect, compromise, arbitrate, or otherwise adjust any and all other claims or demands of or against the Partnership or to hold such proceeds against the payment of contingent liabilities, known or unknown;


                                      12 -

     (v) To purchase and maintain liability, indemnity, and any other insurance (including, without limitation, errors and omissions insurance and insurance to cover the obligations of the Partnership under Section 4.7), sufficient to protect the Partnership, the General Partner, its officers, directors, employees, agents, and Affiliates from those liabilities and hazards which may be insured against in the conduct of the business and in the management of the business and affairs of the Partnership;

     (w) To invest funds of the Partnership in interest-bearing accounts and short-term investments including, without limitation, obligations of the Federal, state, and local governments and their agencies, mutual funds (including money market funds), time deposits, commercial paper, and certificates of deposit of commercial banks, savings banks, or savings and loan associations; provided that the General Partner shall use its best efforts not to invest Partnership funds in such a manner that the Partnership will be considered to be holding itself out as being engaged primarily in the business of investing, reinvesting, or trading in securities or be deemed thereby to be an investment company under the Investment Company Act of 1940;

     (x) To make or revoke any election on behalf of the Partnership as is or may be permitted under the Code (including, but not limited to, elections under Section 754 of the Code and elections relating to tax benefit transfer leases) or under the taxing statute or rule of any state, local, foreign, or other jurisdiction, and to supervise the preparation and filing of all tax and information returns which the Partnership may be required to file;

     (y) To collect all rents and other charges from lessees of the Partnership Assets in which case the General Partner shall have full power and authority to request, demand, collect, receive, and receipt for all such rents and other charges, to institute legal proceedings in the name of the Partnership for the collection thereof and for the dispossession of any Person from Partnership Assets, to settle or compromise all such legal proceedings and any other disputes with respect to such rents and other charges, and to incur such expenses in connection therewith as the General Partner shall determine to be necessary or appropriate, which expenses may include, but not be limited to, the costs of counsel for any such matter;

     (z) To cause to be disbursed the amount required to be paid pursuant to any indebtedness of the Partnership;

     (aa) To pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend, or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action, or claim, including taxes, either in favor of or against the Partnership;

     (bb) To register, qualify, list, or report, or cause to be registered, qualified, listed, or reported, this Agreement or Units issued hereunder pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934, any other securities laws of the United States, the securities laws of any state of the United States, the laws of any other jurisdiction, with any securities exchange, or pursuant to an automated quotation system of a registered securities association, as the General Partner deems appropriate;

     (cc) To distribute money or Partnership Assets to Partners and Assignees in accordance with Article 10, regardless of the source of such money or Partnership Assets, including, without limitation, money borrowed by the Partnership or by the General Partner on behalf of the Partnership;

     (dd) To cause the Partnership to issue Units and other Partnership Interests in exchange for Aircraft or for joint venture or partnership interests;

     (ee) To form operating partnerships wherein the Partnership is a partner;

     (ff) To sell any and all Partnership Assets. on terms and conditions determined by the General Partner, unless such sale is of all or substantially all of the Partnership Assets and is made with a view to the dissolution, discontinuation, or material alteration of the business of the Partnership (which sale requires the approval of a Majority Interest pursuant to Section 7.9 (A) (2) );

     (gg) To possess and exercise any additional rights and powers of a general partner under the partnership laws of California (including, without limitation, the California Act) and any other applicable laws, to the extent not inconsistent with this Agreement; and

     (hh) In general, to exercise in full all of the powers of the Partnership and to do any and all acts and conduct all proceedings and execute all rights and privileges, contracts, and agreements of any kind whatsoever, although not specifically mentioned in this Agreement, that the General Partner in its sole and absolute discretion may deem necessary or appropriate to the conduct of the business and affairs of the Partnership or to carry out the purposes of the Partnership. The expression of any power or authority of the General Partner in this Agreement shall not in any way limit or exclude any other power or authority which is not specifically or expressly set forth in this Agreement.

     4.2 RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER. Anything in this Agreement to the contrary notwithstanding, the General Partner shall have no authority to:

     (A) Take any action on any matter with respect to which approval of a Majority Interest (or any applicable greater percentage) is specifically required under this Agreement without such approval having occurred;

     (B) Cause the Partnership to commit those acts prohibited by Article 3; or

     (C) Cause the Partnership to make loans to the General Partner or its Affiliates.

     4.3 COMPENSATION PLAN. The General Partner may establish and carry out pension, profitsharing, bonus, purchase, option, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions for employees of the General Partner or the Partnership, and any director or officer of the General Partner and any such plans, trusts, and provisions which provide for the issuance of Units or any other securities of the Partnership need not require the approval of any Unitholder. The General Partner may, to the fullest extent permitted by law, indemnify and purchase and maintain insurance on behalf of any fiduciary of such plans, trusts, or provisions, including without limitation health insurance, medical and dental reimbursement, life insurance, accident insurance, and disability insurance and, as provided in Section 4.7, liability insurance. Any costs and expenses of plans, trusts, or provisions shall be allocated to the General Partner or the Partnership to the extent of the benefits to employees of the General Partner or the Partnership, respectively.

     4.4 LIABILITY OF THE GENERAL PARTNER. The General Partner shall only be liable to the Partnership and the Unitholders for actual fraud, gross negligence, or willful or wanton misconduct, but neither the General Partner, nor its Affiliates, nor any of the directors, offcers, employees, or agents of the General Partner or its Affiliates shall be liable to either the Partnership or any Limited Partner or to Persons who have acquired a Partnership Interest, whether as Assignees or otherwise, for errors in judgment or for any acts or omissions that do not constitute actual fraud, gross negligence, or willful or wanton misconduct. In all transactions for or with the Partnership, the General Partner shall act in good faith and in a manner which the General Partner believes to be in, or not opposed to, the best interests of the Partnership.

     4.5 SIMILAR ACTIVITIES OF THE GENERAL PARTNER ARID PRESENTATION OF OPPORTUNITIES TO THE PARTNERSHIP.

     (A) Except as provided in Section 3.5, any Affiliate of the General Partner, and any director, officer, employee, and agent of the General Partner and its Affiliates shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, may engage in the acquisition, ownership, management, operation, development, leasing, and disposition of Aircraft and other equipment and any other business and activities, including business interests and activities in direct competition with the Partnership, for their own account and for the account of others, without having or incurring any obligation to offer any interest in such assets, business or activities to the Partnership, or any Unitholder, and no other provision of this Agreement shall be deemed to prohibit any such Person from conducting such other business and activities. Neither the Partnership nor any of the Unitholders shall have any rights by virtue of this Agreement or the relationship created hereby in any business ventures of any Affiliate of the General Partner or any director, officer, employee, or agent of the General Partner or an Affiliate of the General Partner.,

     (B) So long as Airlease Management Services, Inc. remains the General Partner, it shall not engage in any business activity other than those relating to its interest in or position as General Partner of the Partnership.

     (C) Except as may be provided in Section 3.5, the General Partner and its Affiliates and the directors, officers, employees, agents, and Affiliates of the General Partner and its Affiliates shall not have any obligation to the Partnership or the Unitholders to make investment opportunities available to the Partnership or to any other parties whether or not such opportunities would be suitable for investment by the Partnership.

     4.6 ACTIVITIES OF OFFICERS AND DIRECTORS. Any officers and directors of the General Partner shall have the right to be otherwise employed by an entity or entities other than the Partnership on a part-time or full-time basis, except as determined by the General Partner. Nothing herein shall prevent any officer or director of the General Partner from becoming a Limited Partner or Assignee, whereupon such Person shall be entitled to all rights and shall be subject to all obligations relating to the Units and shall as to such Units be deemed a Limited Partner or Assignee, as applicable.

     4.7 INDEMNIFICATION OF THE GENERAL FARMER AND ITS AFFILIATES.

     (A) The Partnership shall indemnify and hold harmless the General Partner, its Affiliates, and all Officers, directors, employees, and agents of the General Partner and its Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Initial Offering, any other offering of Units or interests of the Partnership, or the business of the Partnership, including, without limitation, liabilities under the Federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate, or an officer, director, employee, or agent of a General Partner or of an Affiliate at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner he or it believed to be in, or not opposed to, the interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe his or its conduct was unlawful, and (ii) the Indemnitee's conduct did not constitute actual fraud, gross negligence, or willful or wanton misconduct. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendre, or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

     (B) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, o: proceeding subject to this Section 4.7 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit, or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that such Person is not entitled to be indemnified as authorized in this Section 4.7.

     (C) The indemnification provided by this Section 4.7 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of the Partners, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as the General Partner, an Affiliate thereof, or as an officer, director, employee, or agent of the General Partner or an Affiliate thereof, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, and administrators of the Indemnitee.

     (D) The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Initial Offering, any other offering of Units or interests of the Partnership, and the business of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (E) For purposes of this Section 4.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed "fines" within the meaning of paragraph (A) of this Section 4.7; and action taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of the Indemnitee's duties for a purpose reasonably believed by the Indemnitee to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not, opposed to, the best interests of the Partnership.

     (F) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership. The Unitholders shall not be subject to personal liability by reason of these indemnification provisions; provided, however, that to the extent that any Unitholder or former Unitholder shall recover from any Indemnitee any amount that is subject to indemnification hereunder, such Unitholder or former Unitholder shall have personal liability to the Partnership and the. Indemnitee under this Section 4.7 for reimbursement to the extent of such amount.

     (G) An Indemnitee shall not be denied indemnification in whole or in part under this Section 4.7 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (H) The provisions of this Section 4.7 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of other Persons.

     4.8 OTHER MATTERS CONCERNING THE GENERAL PARTNER.

     (A) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (B) The General Partner may execute any of its powers or perform any of its duties either directly or by or through agents, including, without limitation, any Related Person. The General Partner may consult with counsel, accountants, appraisers, management consultants, investment bankers, and other consultants and advisers selected by it (who may serve as such for the Partnership or any Related Person) and any opinion of such Person as to matters which the General Partner believes to be within its professional or expert competence (including, without limitation, any opinion of legal counsel that the Partnership would likely prevail with respect to any matter) shall be full and complete authorization and protection in respect to any action taken or suffered or omitted by the General Partner hereunder in good faith and in accordance with that opinion. The General Partner shall not be responsible for the misconduct, negligence, acts, or omissions of any such Person and shall assume no obligations in connection therewith other than the obligation to use due care in the selection of such Persons.

     (C) Any and all fees, commissions, compensation, and other consideration received by the General Partner or a partner, director, officer, agent, employee, or Affiliate of the General Partner permitted hereunder shall be the exclusive property of the recipient, in which the Partnership shall have no right or claim.

     4.9 AGREEMENTS WITH THE GENERAL PARTNER OR A RELATED PERSON.

     (A) Subject to the provisions of this Section 4.9 and Section 5.8, the General Partner and any Related Person may deal with the Partnership in connection with carrying out the business of the Partnership or otherwise, as an independent contractor or as an agent for others, and may receive from such others or from the Partnership profits, compensation, commissions, or other amounts which the General Partner in good faith believes to be reasonable without having to account to the Partnership therefore.

     (B) The satisfaction of any one of the following conditions shall be a complete and absolute defense to any claim of invalidity or for damages or other relief with respect to any agreement, act, matter, or transaction between the Partnership and the General Partner or a Related Person based upon the fact that the General Partner or Related Person is a party thereto and shall constitute a determination that the agreement, act, matter, or transaction was fair and reasonable to and in the best interests of the Partnership:

           (1) The material facts as to the agreement, act, matter, or transaction and as to the, relationship or interest of the General Partner or Related Person are fully disclosed or known to (a) any directors (or Persons in a similar role with respect to an entity other than a corporation) of the General Partner who are not interested in the agreement or transaction (other than by virtue of their ownership of capital stock of an Affiliate of the General Partner), including any directors who are members of a committee organized to evaluate transactions in which any party has an actual or potential conflict of interest (the "Audit Committee") and a majority of such directors of the General Partner affirmatively vote in good faith to authorize, approve, or ratify the agreement, act, matter, or transaction or (b) the Audit Committee and a majority of the directors who are members of the Audit Committee affirmatively vote in good faith to authorize, approve, or ratify the agreement, act, matter, or transaction; or

           (2) The material facts as to the agreement, act, matter, or transaction and as to the relationship or interest of the General Partner or Related Person are fully disclosed or known to the Limited Partners and such agreement, act, matter, or transaction is specifically authorized, approved, or ratified by a Majority Interest (excluding for purposes of computing the outstanding Units and the Units eligible to vote all Units held by the General Partner or Related Persons); or

           (3) The agreement, act, matter, or transaction is fair and reasonable to the Partnership at the time it is authorized, approved, or ratified by the General Partner.

      The Audit Committee will be composed on and after the Closing Date of individuals who are directors but not officers or employees of the General Partner or any Affiliate of the General Partner.

      (C) The failure of the Partnership to submit any agreement, act, matter, or transaction under Section 4.9 (B) (1) or Section 4.9 (B) (2) shall not create any presumption or inference or otherwise be considered evidence that the agreement, act, matter, or transaction was not fair and reasonable to and in the best interests of the Partnership.

      (D) Each of the Unitholders by acceptance of the Units hereby approves, ratifies, and confirms the execution, delivery, and performance of all agreements, acts, matters, or transactions described in the prospectus contained in the Registration Statement and authorizes, ratifies, and confirms such execution, delivery, and performance by the General Partner on behalf of the Partnership, without any further act, approval, or vote of the Unitholders or the Partnership. Any action taken by the General Partner pursuant to the terms of any such agreement or with respect to any such matter or transaction shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Unitholders under this Agreement or under applicable law.

     4.10 SUBCONTRACTING BY GENERAL PARTNER. The General Partner may subcontract to third parties (including Affiliates) a portion or all of the services to be rendered by it with respect to any particular Aircraft or the administration of the Partnership; provided, however, that (i) the General Partner shall at all times remain responsible for the overall management of the Aircraft and the Partnership and (ii) the Partnership shall not be required to pay for duplicative services, except as may be provided in Section 5.5.

     4.11 CONVEYANCES. The General Partner has the express authority to convey title to any Partnership Asset by a conveyance executed by the General Partner alone on behalf of the Partnership.

     4.12 ELECTION TO BE GOVERNED BY SUCCESSOR OR DIFFERENT LIMITED PARTNERSHIP LAW. The General Partner may, in its sole discretion and without any vote or concurrence of any Persons, elect for the Partnership to be governed by any statutes adopted to succeed or replace the California Act on or after the date any part of such successor or replacement statute takes effect and to procure any permits, orders, or approvals of any governmental authority in connection with such an election. In addition, the General Partner may, in its sole discretion, and without the vote or consent of any Persons, elect for the Partnership to be reorganized as a limited partnership governed by and under the laws of a jurisdiction other than California so long as it has received an opinion of counsel that such transaction will not result in a termination of the Partnership for tax purposes so as to adversely affect Unitholders.

     4.13 MINIMUM NET WORTH OF THE GENERAL PARTNER. The General Partner shall use its best efforts to have at all times a net worth at least equal to (a) the amounts sufficient to meet all net worth requirements of (i) the Code and (ii) the Service for issuing advance rulings regarding the status of a partnership as such for Federal income tax purposes, as currently in effect and as hereafter amended to assure that the Partnership will be classified for Federal income tax purposes as a partnership and not as .an association taxable as a corporation or
(b) an amount determined by counsel to the General Partner sufficient for such counsel to render an opinion that the Partnership will be taxed as a partnership and not as an association taxable as a corporation for Federal income tax purposes. Such net worth requirement may be satisfied, in whole or in part, by the provision to the General Partner by its parent corporation of non-interest bearing demand notes of such parent corporation. The General Partner will not distribute dividends to its stockholders during any period in which the Partnership is, or is expected to be, in material financial difficulty. The General Partner will hold its interest in the Partnership for its own account, and will not agree to act as a nominee or agent for Limited Partners in a manner that would adversely affect the federal income tax treatment of the Partnership.


                                    ARTICLE 5

                   COMPENSATION AND REIMBURSEMENT OF EXPENSES
                    TO THE GENERAL PARTNER AND ITS AFFILIATES


     5.1 ACQUISITION FEE. The Partnership shall pay to the General Partner or an Affiliate thereof an Acquisition Fee for each Aircraft acquired by the Partnership, including but not limited to the Aircraft involved in the PSA Transaction, payable upon its acquisition by the Partnership, as follows: 11h% of the Aircraft Cost for the first $50 million of each transaction, and 1% of the Aircraft Cost for the balance over $50 million. However, in the event the Partnership purchases for cash (but not Units) an Aircraft from the General Partner or its Affiliates, the Acquisition Fee shall be based on the cost of the Aircraft to the General Partner or Affiliate, and not the Aircraft Cost to the Partnership. The Acquisition Fee shall compensate the General Partner for seeking out and evaluating investment opportunities, negotiating the initial lease, and performing functions otherwise necessary to consummate the purchase and initial lease of Aircraft. In addition, the Partnership shall reimburse the General Partner for direct out-of-pocket expenses in connection with such activities.

     5.2 MANAGEMENT FEE.

     (A) The Partnership shall pay a Management Fee to the General Partner, payable monthly, equal to '/, of 1% per annum of the Partnership's net worth (total assets less total liabilities calculated in accordance with generally accepted accounting principles) as of the beginning of each month, plus 1% of Net Revenues for such month. Said Management Fee shall be for certain Aircraft management services as follows: lease management; collection of lease income; leasing-related services; payment of operating expenses; periodic physical inspections; servicing indebtedness secured by Aircraft; general supervision of lessees to assure that they are properly utilizing and operating Aircraft; arranging maintenance and related services with respect to Aircraft; and supervising, monitoring; and reviewing services performed by others in respect of Aircraft. In addition, the Partnership shall reimburse the General Partner for direct out-of-pocket expenses in connection with such activities.

     (B) At the time of each monthly payment of the Management Fee, if in the judgment of the General Partner and assuming that all contracts of the Partnership are fully performed, Cash Available From Operations will not be sufficient during calendar year 1986 or 1987 to make an annualized distribution of $2.16 per Unit, up to an aggregate of $375,000 of the Management Fee for calendar years 1986 and 1987 shall not be payable to the General Partner and shall be deferred until such year as the General Partner believes, assuming that all contracts are fully performed, that there will be sufficient Cash Available From Operations to make a $2.16 per Unit distribution after payment of such deferred Management Fee. If it is later determined during any such year that Cash Available From Operations, assuming that all contracts had been fully performed, would not have been sufficient to make a $2.16 per Unit distribution, the General Partner shall return that portion of the deferred Management Fee which has been paid. The Management Fee for each calendar year after 1987 shall be payable regardless of the amount of Cash Available From Operations.

     5.3 DISTRIBUTIONS AND ALLOCATIONS. The General Partner shall be entitled to the distributions and allocations allocated to the General Partner in Articles 9 and 10.

     5.4 DISPOSITION OR REMARKETING FEE. The Partnership shall pay a Disposition or Remarketing Fee to the General Partner or an Affiliate thereof as the case may be, of (i) 5% of the Sales Proceeds of the Aircraft payable upon receipt by the Partnership of proceeds of the sale or a casualty loss, (ii) 4% of the rental payments when received of an Aircraft re-leased (except rentals pursuant to fixed-price lease renewals agreed to at the time the original lease is executed), payable upon receipt of each rental payment. The Disposition or Remarketing Fee shall compensate the General Partner for seeking out and evaluating sale or re-lease opportunities, negotiating such sale or re-lease, and performing functions otherwise necessary in connection with the sale or re-lease of Aircraft. In addition, the Partnership will reimburse the General Partner for direct out-of-pocket expenses in connection with such activities.

     5.5 FEES PAID TO THIRD PARTIES. The fees payable to the General Partner or its Affiliates pursuant to Sections 5.1 and 5.4 shall not be reduced by any fees or expenses paid by the Partnership to parties not affiliated with the General Partner in connection with the transactions enumerated in such Sections.

     5.6 EXPENSES OF THE GENERAL PARTNER. The Partnership shall pay all expenses, disbursements, advances, salaries, general and administrative expenses, and other costs, incurred by the General Partner or its Affiliates and arising out of or in connection with the conduct of Partnership business, other than as set forth in Section 3.6(A), as determined in good faith by the General Partner. The Partnership shall also reimburse the General Partner director fees paid to directors of the General Partner who are not otherwise affiliated with the General Partner or its Affiliates. The General Partner and its Affiliates shall be promptly reimbursed by the Partnership for any such items.

     5.7 REIMBURSEMENT FOR SUMS ADVANCED TO THE PARTNERSHIP. To the extent that the General Partner or its Affiliates have advanced funds to the Partnership for direct out-of-pocket expenses in connection with the Partnership's organization and the Initial Offering, the General Partner or its Affiliates shall be entitled to reimbursement of such funds, without interest, payable upon consummation of the Initial Offering. To the extent that the General Partner or its Affiliates otherwise advances or loans money to the Partnership, interest and charges thereon shall be payable pursuant to Section 4.1(t).

     5.8 ADDITIONAL SERVICES TO THE PARTNERSHIP. The General Partner and its Affiliates shall have the right to render any other services to the Partnership deemed necessary or appropriate by the General Partner, and to receive payments and fees from the Partnership in connection therewith not to exceed that customarily received by third parties for similar services.

     5.9 FEES PAYABLE ON CESSATION AS THE GENERAL PARTNER. If the General Partner ceases to be a general partner of the Partnership, any fee, commission, or reimbursement of expenses payable according to the provisions of this Agreement which is then accrued, but not yet paid, shall be paid by the Partnership to the General Partner or, if appropriate, an Affiliate thereof, in cash, within 60 days after the date of its cessation as the General Partner.


                                    ARTICLE 6

                       THE LIMITED PARTNERS AND ASSIGNEES


     6.1 LIMITED LIABILITY. Except to the extent required by California law, the liability of each Unitholder (in the capacity as a Unitholder) for the losses, debts, and obligations of the Partnership shall be limited to the Unitholder's Capital Contribution and the Unitholder's share of any undistributed assets of the Partnership. Any obligation to return distributions and to pay interest shall be the sole obligation of the Unitholders and not of the General Partner.

     6.2 RESTRICTIONS ON LIMITED PARTNERS ARID ASSIGNEES.

     (A) No Unitholder shall participate as such in the management and control of the business of the Partnership or transact any business for the Partnership, unless such Unitholder is also a General Partner or other Person employed or engaged to transact any such business by or on behalf of a General Partner or the Partnership. The transaction of any such business by any such Person employed or engaged to do so by or on behalf of the General Partner or the Partnership shall not affect, impair, or eliminate the limitations on the liability of the Unitholder under this Agreement or applicable law.

     (B) No Unitholder shall have the power to represent, sign for, or bind the General Partner or the Partnership, unless such Unitholder is also a general partner of the Partnership or other Person given such power in a capacity other than as a Unitholder by the General Partner.

     6.3 OUTSIDE ACTIVITIES. A Unitholder shall be entitled to and may have business interests. and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership. Neither the Partnership nor any of the Unitholders shall have any rights by virtue of this Agreement in any independent business ventures of any other Unitholder.

     6.4 NO WITHDRAWAL OF CONTRIBUTIONS. No Unitholder shall have the right to withdraw the Unitholder's Capital Contribution to the Partnership.

     6.5 RETURN OF CAPITAL. There is no agreement for, nor time set for, return of any contribution of any Unitholder. To the extent funds are available therefore, the General Partner may return said contributions out of Cash Available From Operations or out of Cash Available From Sale or Refinancing, and to the extent of available funds, the General Partner shall return said capital at ' termination of the Partnership, as hereinafter set forth.

     6.6 DEATH, INCOMPETENCY, OR BANKRUPTCY OF A LIMITED PARTNER OR ASSIGNEE. The death, adjudication of incompetency, or bankruptcy of a Unitholder shall not dissolve the Partnership. If a Unitholder who is an individual dies or a court of competent jurisdiction adjudges the Unitholder to be incompetent to manage the Unitholder's property, the Unitholder's executor, administrator, guardian, conservator, or other legal representative may exercise all the Unitholder's rights for the purposes of settling the Unitholder's estate or administering the Unitholder's property. The executor, administrator, guardian, conservator, or other legal representative, as applicable, of the deceased, incompetent or bankrupt Unitholder shall nevertheless continue to be liable for all of the Unitholder' s obligations as a Unitholder.


                                    ARTICLE 7

                               MEETINGS AND VOTING


     7.1 MEETINGS. Meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning (as Limited Partners and not as Assignees) at least 10% of the Units and Depositary Units. Any Limited Partner calling a meeting shall specify the number of Units and Depositary Units as to which the Limited Partner is exercising the right to call a meeting, and only those specified Units and Depositary Units shall be counted for the purpose of determining whether the required 10% standard of the preceding sentence has been met. Limited Partners may call a meeting only as to matters on which they have the right to vote. Limited Partners shall call a meeting by delivering to the General Partner one or more calls in writing stating that the signing Persons wish to call a meeting and indicating the purposes for which the meeting is to be called. Action at the meeting shall be limited to those matters specified in the call of the meeting. Within 60 days after receipt of such call, or within such a greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements, or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Depositary. A meeting shall be held at a time and place determined by the General Partner on the date not less than 10 nor more than 60 days after the mailing of notice of the meeting. Partners may vote either in person or by proxy at any meeting. Each Limited Partner shall have one vote for each Unit or Depositary Unit as to which he has been admitted to the Partnership as a Limited Partner. No matter shall be voted upon by Limited Partners at any meeting of the Limited Partners or consented to by the Limited Partners unless the requirements of Section 7.10 shall be satisfied as to such matter.

     7.2 NOTICE OF MEETING. Notice of a meeting called pursuant to Section 7.1 and any report shall be given either personally or by mail or other means of written communication, addressed to the Partner at the address of the Partner appearing on the books of the Partnership or Depositary. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. An affidavit or certificate of mailing of any notice or report in accordance with the provisions of this Article 7, executed by the General Partner, transfer agent, registrar of Depositary Units, or mailing organization shall be prima facie evidence of the giving of notice. If any notice or report addressed to the Partner at the address of the .Partner appearing on the books of the Partnership is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, said notice or report and any subsequent notices or reports shall be deemed to have been duly given without further mailing if they are available for the Partner at the principal executive office of the Partnership for a period of one year from the date of the giving of the notice or report to all other Partners.

     7.3 RECORD DATE. For purposes of determining the Limited Partners entitled to notice or to vote at a meeting of the Limited Partners or to give consents without a meeting as provided in Section 7.8, the General Partner may set a Record Date which shall be not less than 10 days nor more than 60 days before the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline, or requirement of any securities exchange or market system on which the Depositary Units are listed for trading, in which case the rule, regulation, guideline, or requirement of such securities exchange. or market system shall govern).

     7.4 ADJOURNMENT. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting, and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken unless such adjournment shall be for more than 45 days. At the adjourned meeting the Partnership may transact any business which might have been permitted to be transacted at the original meeting. If the adjournment is for more than 45 days, or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article 7.

     7.5 WAIVER OF NOTICE; CONSENT TO MEETING; APPROVAL OF MINUTES. The transactions of any meeting of Limited Partners, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the Limited Partners entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents, and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

     7.6 QUORUM. A Majority Interest represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners. At any meeting of the limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of a Majority. Interest shall be deemed to constitute the act of all Limited Partners unless a higher percentage is required with respect to such action under the provisions of this Agreement. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the requisite percentage of interests of limited Partners specified in this Agreement. In the absence of a quorum, any meeting of limited Partners may be adjourned from time to time by the vote of a majority of the Units and Depositary Units represented either in person or by proxy, but no other business may be transacted, except as provided in Section 7.1.

     7.7 CONDUCT OF MEETING. The General Partner shall have full power and authority concerning the manner of conducting any meeting of limited Partners or the solicitation of written consents, including without limitation the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 7.10, the conduct of voting, the validity and effect of any proxies, the appointment of proxies and inspectors of votes, the revocation of written consents and the determination of any controversies, votes, or challenges arising in connection with or during the meeting or written consents. The General Partner shall designate a Person to serve as chairman of the meeting and shall further designate a Person to take the minutes of the meeting, in either case including, without limitation, a partner, director, or officer of a General Partner. All minutes shall be kept with the records of the Partnership maintained by the General Partner. Depositary Units evidenced by Depositary Receipts held in nominee or street name accounts will be voted by the broker (or other nominee) pursuant to instructions from the Limited Partner.

     7.8 Action Without a Meeting. Any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if a consent in writing setting forth the action so taken is proposed by the General Partner and signed by Limited Partners owning not less than the minimum percentage of interests that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted. Prompt notice of the taking of action without a meeting shall be given to the limited Partners who have not consented in writing. The General Partner may specify that any written ballot submitted to limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time, not less than 20 days. specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Units or Depositary Units held by the Limited Partner, the Partnership shall be deemed to have failed to receive a ballot for the Units or Depositary Units which were not voted. The procedures for action without a meeting set forth in this Section 7.8 shall be in lieu of those contained in the California Act.

     7.9 VOTING RIGHTS.

     (A) Subject to Section 7.10, the Limited Partners shall have the right to take the following actions upon the approval of at least a Majority Interest:

               (1) Amendment of this Agreement, subject to Article 18;

               (2) Dissolution, discontinuation, or material alteration of the business, or sale of substantially all of the assets of the Partnership with a view to the foregoing, if elected by the General Partner pursuant to Section 16.1(B);

               (3) Approval or disapproval of any merger, consolidation, or combination of the business operations of the Partnership with those of any other Person (except any merger, consolidation, or combination affected solely to reorganize the Partnership as a limited partnership governed by and under the laws of a jurisdiction other than California pursuant to the discretion of the General Partner contained in Section 4.12);

               (4) When the Partnership would otherwise dissolve and its business would not otherwise be continued pursuant to the terms of this Agreement, the election to continue the Partnership or election of a new General Partner to continue the business of the Partnership, unless a unanimous vote is required pursuant to Section 7.9(C);

               (5) Approval or disapproval of any matter submitted to the Limited Partners pursuant to Section 4.9;

               (6) Except as provided in Article 15, election of a General Partner; and

               (7) As expressly provided in Sections 3.1, 8.4(A), 13.2(A), 15.1(C), 16.2 and 16.3.

     (B) The General Partner may be removed as a general partner of the Partnership upon the approval of Limited Partners holding (as Limited Partners and not as Assignees) 6635% of the outstanding Units and Depositary Units upon the terms set forth in Section 15.2(B).

     (C) Approval of all Limited Partners shall be required for the admission of a General Partner or the election to continue the business of the Partnership after the General Partner ceases to be a General Partner (other than by removal)-where there is no remaining General Partner.

     (D) Limited Partners shall have no other voting rights, notwithstanding the provisions of the California Act.

     (E) The General Partner and its Affiliates shall have the right to vote any Units and Depositary Units held by them with respect to any matter submitted to the Partners.

     7.10 VOTING RIGHTS CONDITIONAL. The voting rights set forth in Section 7.9 shall not be exercised unless the Partnership shall have received the favorable written opinion of counsel acceptable to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (1) shall not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability therefor, (2) will not cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes (except upon approval pursuant to Section 18.3(B)), and (3) is otherwise permissible under the California Act.

                                    ARTICLE 8

                CAPITAL CONTRIBUTIONS, TRANSFER TO UNDERWRITERS,
                              AND CAPITAL ACCOUNTS


     8.1 CAPITAL CONTRIBUTION OF THE GENERAL PARTNER. Concurrently with the execution of the original limited partnership agreement of the Partnership, the General Partner made a capital contribution in ,the amount of Nine Hundred and Ninety Dollars ($990) in cash. Upon a closing of the Initial Offering on the Closing Date, the General Partner shall further contribute in cash or cash equivalents a sum so that its total capital contribution equals 1% of all contributions to the Partnership (including contributions as a result of the exercise of the over-allotment option set forth in Section 8.3(B) and contributions by U.S. Holding pursuant to Section 8.4(A)). The General Partner shall not be required to contribute any additional sums to the Partnership, except pursuant to Section 16.8.

     8.2 CAPITAL CONTRIBUTION OF THE ORGANIZATIONAL LIMITED PARTNER. Concurrently with the execution of the original limited partnership agreement of the Partnership, the Organizational Limited Partner made a Capital Contribution in the amount of Ten Dollars ($10) in cash and received one Unit.

     8.3 SALE OF UNITS TO UNDERWRITERS.

     (A) INITIAL PUBLIC OFFERING. Pursuant to the Underwriting Agreement, the Underwriters shall purchase Units from the Partnership at the Initial Unit Issue Price in connection with the Initial Offering, as more fully described in the Registration Statement. Concurrently with the closing of the Initial Offering, each Underwriter, as an Initial Limited Partner, shall contribute to the Partnership, in exchange for that number of Units designated in the Underwriting Agreement to be purchased by each such Underwriter, cash in an amount designated in the Underwriting Agreement.

     (B) OVER-ALLOTMENT OPTION. In the event that the Underwriters exercise the option granted to them in the Underwriting Agreement to acquire certain additional Units, in addition to Units purchased pursuant to Section 8.3(A), to cover over-allotments, the Underwriters shall contribute to the Partnership, in exchange for that number of Units to be purchased by such Underwriters pursuant to the exercise of such option, cash in an amount designated in the Underwriting Agreement pursuant to the exercise of such option. For purposes of this Agreement all Units issued pursuant to this Section 8.3(B) or Section 8.4(A) shall be deemed issued concurrently on the Closing Date irrespective of whether or not the issuance actually occurs on the Closing Date.

     8.4  PURCHASE  OF  UNITS  OR  SECURITIES  BY  THE  GENERAL  PARTNER  OR ITS
AFFILIATES.

     (A) Simultaneously with a closing of the Initial Offering, U.S. Holding shall purchase from the Partnership 1,025,000 Units, at an amount per Unit acquired equal to the Initial Unit Issue Price. Without the prior approval of at least a Majority Interest, U.S. Holding may not sell (except to Related Entities) Units representing 20% of the total Units outstanding immediately after completion of the Initial Offering (including the Units sold to NAAF and U.S. Holding) for at least five years, and so long as Airlease Management Services, Inc. or a Related Entity is a general partner of the Partnership, U.S. Holding (or Related Entities) must retain at least 25% of such Units. Notwithstanding the foregoing, the Units may be transferred to Related Entities of the General Partner.

(B) The General Partner and any Affiliate of the General Partner may acquire Partnership Interests in addition to those acquired by any of those Persons on the Closing Date, in the Initial Offering or at any time subsequent thereto, and shall be entitled to exercise all rights of a Limited Partner or Assignee, as applicable, relating to such interests.

     (C) The General Partner or an Affiliate thereof shall be treated the same as all other Limited Partners or Assignees with respect to any Units purchased by them. The Capital Contribution of each Unit purchased pursuant to Section 8.4(A) shall be deemed to be the Initial Unit Issue Price.

     (D) The General Partner or its Affiliates may contribute property to the Partnership, from time to time, in exchange for Units or Partnership Interests provided the Units or Partnership Interests received in such exchange have a market value not greater than the then Fair Market Value of the contributed property.

     8.5 PURCHASE OF UNITS BY AFFILIATE OF PSA.

     (A) Simultaneously with the first closing of the Initial Offering, NAAF shall contribute to the Partnership, in exchange for 600,000 Units, an amount per Unit acquired equal to the Initial Unit Issue Price.

     (B) NAAF shall be treated the same as all other Limited Partners or Assignees with respect to Units purchased by it. The Capital Contribution of each Unit purchased pursuant to Section 8.5(A) shall be deemed to be the Initial Unit Issue Price.

     (C) The other terms of the purchase by NAAF, including but not limited to registration rights granted to NAAF, shall be set forth in an agreement between the Partnership and NAAF, containing such terms, conditions, representations, and warranties as determined in the sole discretion of the General Partner.

     8.6  UNITS  NOT  ASSESSABLE.   Units  shall  not  be  assessable,  and  the
Unitholders shall not be required to make any additional Capital Contribution. '

     8.7 NO INTEREST ON CAPITAL CONTRIBUTION. Unitholders shall not receive interest on or with respect to all or any part of their Capital Contribution or on the balances in their Capital Accounts.

     8.8 CREDITORS' INTEREST IN THE PARTNERSHIP. No creditor who makes a loan to the Partnership shall have or acquire at any time as a result of making the loan any direct or indirect interest in the profits, capital, or property of the Partnership other than as a creditor, unless otherwise specifically provided for in the loan documentation. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

     8.9 NATURE OF INTERESTS. All property owned by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and none of the Unitholders shall have any direct ownership of such property.

8.10 SALE OF ADDITIONAL INTERESTS.

     (A) In order to raise additional capital, to acquire additional Aircraft or other assets, to redeem or retire Partnership debt, or for any other Partnership purpose, the General Partner is authorized to cause to be issued additional Units or Partnership Interests from time to time to the General Partner, Limited Partners, or to other Persons and to admit such Persons as Additional Limited Partners or security holders in the Partnership. Subject to Section 8.4(D), the General Partner shall have sole and complete discretion in determining the consideration and terms and conditions with respect to any future issuance of Units or any other interests of the Partnership. The General Partner shall have the power, in its sole discretion, without any further consent or approval of any Persons, to amend this Agreement to cause the Partnership to issue Units or Partnership Interests from time to time in one or more classes, or one or more series of such classes for such consideration and on such terms and conditions as the General Partner in good faith determines to be in the best interests of the Partnership, which classes or series shall have such rights, preferences, privileges, and restrictions as shall be fixed by the General Partner in the exercise of its sole discretion, including, without limitation, matters relating to (i) the allocation of items of Partnership income, gain, loss, deduction, and credit to each such class or series of Units or interests; (ii) the right of each such class or series of Units or interests to share in Partnership distributions; (iii) the rights of each such class or series of Units or interests upon dissolution and liquidation of the Partnership; (iv) the price at which and the terms and conditions, if any, upon which each such class or series of Units or interests may be redeemed by the Partnership; (v) the rate at which and the terms and conditions upon which each such class or series of Units or interests may be converted into another class or series of Units or interests of the Partnership, if any such class or series is convertible into other securities of the Partnership; (vi) the terms and conditions upon which each such class or series of Units or interests may be issued, deposited with the

Depositary, evidenced by Depositary Receipts, and assigned or transferred; and
(vii) the right of each such class or series of Units or interests to vote on Partnership matters, including matters relating to the relative rights, preferences, privileges, and restrictions of each such class or series. The General Partner is also authorized to cause the issuance of any other type of security (including, without limitation, secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Units or interests that may be issued by the Partnership, or options, rights, warrants, or appreciation rights relating to any class or series of Units or interests, any such debt obligations, or any combination of any of the foregoing) from time to time to Partners or other Persons on terms and conditions established in the sole discretion of the General Partner.

     (B) The General Partner shall do all things necessary to comply with the California Act, the Code or other applicable law, statute, rule, regulation, or guideline of any Federal, state or other governmental agency or any securities exchange on which the Depositary Units or other securities of the Partnership are listed for trading, and is authorized to do all things it deems necessary or advisable in connection with any such future issuance.

     8.11 NO PREEMPTIVE RIGHTS. No Partner or Assignee, except pursuant to any future Units or securities issued by the Partnership pursuant to Section 8.10 that specifically provide therefore, shall have any preemptive, preferential, or other right - including, without limitation, with respect to (i) additional Capital Contributions to the Partnership, (ii) the issuance or sale of Units or other Partnership Interests, (iii) the issuance of any obligation, evidence of indebtedness, or other interest of or in the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any Units, (iv) the issuance of any right of subscription to, or right to receive, any warrant or option for the purchase of any Units, or (v) the issuance or, sale of any other securities that may be issued or sold by the Partnership.

     8.12 CAPITAL ACCOUNTS.

     (A) The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Treasury Regulation Section 1.704-1(b)
(2) (iv). Such Capital Account shall be increased by (i) the cash amount or Net Agreed Value of all Capital Contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 8.12(B) and allocated to such Partner pursuant to Section 9.2 and decreased by (iii) the cash amount or Net Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (iv) all items of Partnership deduction and loss computed in accordance with Section 8.12(B) and allocated to such Partner pursuant to
Section 9.2.

     (B) For purposes of computing the amount of any item of income, gain, deduction, or loss to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for Federal income tax purposes (including any method of depreciation, cost recovery, or amortization used for this purpose); provided that:

          (i) In accordance with the requirements of Section 704(c) of the Code, any deductions for depreciation, cost recovery, or amortization attributable to a Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership was equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 8.12(D) (i) to the Carrying Value of any Partnership property subject to depreciation, cost recovery, or amortization, any further deductions for such depreciation, cost recovery, or amortization attributable to such property shall be determined as if the adjusted basis of such property was equal to the Carrying Value of such property immediately following such adjustment.

          (ii) Any income, gain or loss attributable to the taxable disposition of any property shall be determined by the Partnership as if the adjusted basis of such property as of such date of disposition was equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (iii) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for Federal income tax purposes pursuant to
     Section 48 (q) (1) or 48 (q) (3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
     9.2. Any restoration of such basis pursuant to Section 48 (q) (2) of the Code shall be allocated in the same manner to the Partners to whom such deemed deduction was allocated (or their successors in interest).

          (iv) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item of deduction and shall be allocated among the Partners pursuant to Section 9.2.

          (v) The computation of all items of income, gain, loss, and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in
     Section 705 (a) (1) (B) or Section 705 (a) (2) (B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalizable for Federal income tax purposes.

     (C) Generally, a transferee of a Partnership Interest will succeed to the Capital Account relating to the Partnership Interest transferred. However, if the transfer causes a termination of the Partnership under Section 708 (b) (1)
(B) of the Code, the Partnership properties shall be deemed to have been distributed in liquidation of the Partnership to the Partners (including the transferee of a Partnership Interest) and deemed recontributed by such Partners and transferees in reconstitution of the Partnership. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution pursuant to Section 8.12 (D) (ii) (and such adjusted Carrying Values shall constitute the Agreed Values of such properties upon this deemed contribution to the reconstituted Partnership). The Capital Accounts of such reconstituted Partnership shall be maintained in accordance with the principles of this Section 8.12.

     (D) (i) Consistent  with Treasury  Regulation  Section  1.704-1(b) (2) (iv)
(f), upon an issuance of additional Units for cash or Contributed Property pursuant to Section 8.10, the Capital Accounts of all Partners and the Carrying Values of all Partnership properties shall, immediately prior to such issuance, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to the Partners, at such rime, pursuant to Section 9.2). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall be equal to the sum of (1) the Prescribed Asset Value as of such date and (2) the amount of any outstanding Partnership indebtedness, as of such date of determination, as determined in the discretion of the General Partner. The Carrying Values of the respective Partnership properties shall be adjusted according to their relative fair market values as determined by the General Partner using such method as it deems appropriate.

          (ii) In addition, in accordance with Treasury Regulation Section 1.704-1(b) (2) (iv) (e), immediately prior to the actual or deemed distribution of any Partnership property, the Capital Accounts of all Partners and the Carrying Values of all Partnership properties shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to each Partnership property (as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each property, immediately prior to such distribution, and had been allocated to the Partners, at such time, pursuant to Section 9.2). In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of Partnership properties as of any date of determination shall (1) in the case of a current distribution or a deemed distribution occurring as a result of a termination of the Partnership pursuant to
     Section  708 of the Code,  be  determined  in the same  manner  provided in
     Section 8.12 (D) (i), or (2) in the case of a liquidating distribution pursuant to Section 16.5, be determined by the General Partner using such reasonable methods of valuation as it may adopt.

     8.13 PURCHASE OR SALE OF UNITS. The General Partner may, on behalf of and for the account of the Partnership, purchase or otherwise acquire Units or Depositary Units and, following any such purchase or acquisition, may sell or otherwise dispose of such Units and Depositary Units. So long as such Units or Depositary Units shall be held by or on behalf of the Partnership, such Units or Depositary Units shall not be considered outstanding for any purpose.

     8.14 REGISTRATION RIGHTS OF THE GENERAL PARTNER.

     (A) DEMAND RIGHTS. In the event that (i) the General Partner or an Affiliate thereof holds Units or securities of the Partnership which it desires to sell and (ii) Rule 144 of the Securities Act of 1933 (or any successor rule or regulation to Rule 144) is not available to enable such General Partner or Affiliate to dispose of the number of Units or securities it desires to sell at the time and in the manner that it desires to do so, then upon the request of the General Partner or Affiliate at any time between September 30, 1991 and September 30, 1996, the Partnership shall file with the Securities and Exchange Commission as promptly as practicable after receiving such request, and shall use its best efforts to cause to become effective, a registration statement under the Securities Act of 1933 on the appropriate form registering the offering and sale of the number of Units or securities specified by the requesting General Partner or Affiliate. In connection with any such registration pursuant to the preceding sentence, the Partnership promptly shall prepare and file such documents as may be necessary to register or qualify the Units or securities subject to such registration and under the securities laws of such states as the General Partner or Affiliate shall request, and shall do any and all other acts and things that may reasonably be necessary or advisable to enable the General Partner or Affiliate to consummate a public sale of such Units or securities in such states. Notwithstanding the foregoing, in no event shall the Partnership be required to effect a registration relating to the Units or securities pursuant to this Section 8.14 (A) more frequently than twice in any calendar year. Any registration statement filed pursuant hereto shall be continued in effect for a period of not less than 90 days following its effective date. All costs, fees; and expenses of such registration and offering shall be borne by the seller. U.S. Holding or its transferee shall have an additional demand registration right, at any time after October 10, 1987, to cause the Partnership to register and offer an amount of Units equal to (i) the number of Units purchased pursuant to Section 8.4 (A) less (ii) an amount equal to 20% of the total Units outstanding immediately after completion of the Initial Offering (including the Units sold to NAAF and U.S. Holding). All costs, expenses, and fees of such registration and offering shall be borne by the seller. Alternatively, U.S. Holding or its transferee may at any time after October 10, 1987 piggyback the number of Units computed under the preceding sentence on to a registration statement and offering by the Partnership, in which case U.S. Holding or its transferee shall only be liable for its directly incremental portion of the registration fee, blue sky fees, and underwriting discounts and commissions attributable to its Units.

     (B) PIGGYBACK RIGHTS. If at any time between September 30, 1991 and September 30, 1996 the Partnership shall register any of its securities for sale under the Securities Act of 1933, the Partnership, at the request of the General Partner or its Affiliates, shall include in such registration (and any related qualification under state securities laws) all or any portion of the Units or securities of the Partnership held by the General Partner or its Affiliates. However, if the managing underwriter of the offering reasonably determines that marketing factors require a limitation or exclusion of the number of Units or securities to be sold, the managing underwriter may reasonably limit or exclude the Units or securities of the General Partner or its Affiliates to be included in such registration. All costs, fees, and expenses of such registration and offering shall be borne by the Partnership, except that the seller of the Units shall be liable for its directly allocable incremental portion of the registration fee, blue sky fees, and underwriting discounts and commissions with respect to the Units or securities piggybacked on to the Partnership's registration.

     (C) INDEMNIFICATION. In the event of any registration under the Securities Act of 1933 of any Units or securities pursuant to this Section 8.14, then, in addition to and not in limitation of the Partnership's obligation under Section 4.7, the Partnership shall indemnify and hold harmless the General Partner and its Affiliates and any underwriter engaged in connection with any registration referred to in this Section 8.14, and each other person, if any, who controls any such underwriter within the meaning of the Securities Act of 1933, against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs, and expenses (including, without limitation, interest, penalties, and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by any indemnified person, directly or indirectly, under the Securities Act of 1933 or otherwise (hereinafter referred to in this Section 8.14(C) as a "claim" and in the plural as "claims"), based upon, arising out of, or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Units or securities were registered under the Securities Act of 1933 or any state securities laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement in effect), or arising out of, based upon, or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made not misleading; provided, however, that the Partnership shall not be liable to the extent that any such claim arises out of, is based upon, or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary, or final prospectus, or such amendment or supplement in reliance upon and in conformity with written information with respect to the indemnified Person furnished to the Partnership by or on behalf of such indemnified Person specifically for use in the preparation thereof.

     (D) SURVIVAL. The rights provided in this Section 8.14 shall survive any cessation of the General Partner as a general partner of the Partnership.

     (E) TRANSFER. The rights in this Section 8.14 are fully transferable by the General Partner or its Affiliates to any assignee of Units or securities so long as at least 250,000 Units are assigned to such assignee.

     8.15 CHANGES IN OUTSTANDING UNITS. The General Partner is authorized to effect any Unit split or recombination or declare and pay pro rata distributions of Units to the Unitholders.


                                    ARTICLE 9

                       TAX ALLOCATION OF INCOME AND LOSSES


     9.1 APPORTIONMENT OF NET INCOME, NET LOSS, AND DISTRIBUTIONS. Except as otherwise provided in this Article 9, Net Income, Net Loss, and cash distributions shall be allocated at the close of each month and the portion of Net Income, Net Loss, and cash distributions allocated to Unitholders for such month shall be apportioned among the Unitholders in accordance with their respective Partnership Interests on the first day of such month, without regard to Capital Accounts or the number of days during such month a Person was a Unitholder.

     9.2 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES.

     (A) For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, except as otherwise provided in this
Section 9.2, each item of income, gain and loss and deduction (computed in accordance with Section 8.12(B)) shall be allocated 99% to the Unitholders and 1% to the General Partner.

     (B) If any Partner unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b) (2) (ii) (d)
(4),  1.704-1(b)  (2) (ii)  (d) (5),  or  1.7041(b)  (2) (ii) (d) (6),  items of
Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate a deficit in its Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 9.2(B) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.7041(d)(3).

     (C) If, and to the extent that, any Partner is deemed to recognize income as a result of any transaction between such Partner and the Partnership pursuant to Sections 482, 483, 1272-1274, or 7872 of the Code, or any similar provision now or hereafter in effect, any corresponding resulting loss or deduction of the Partnership shall be allocated to the Partner who was charged with such income.

     (D) If there is a net decrease in partnership minimum gain during a partnership taxable year, all Partners with a deficit Capital Account balance at the end of such year (determined as provided in Treasury Regulation Section 1.704-1(b) (4) (iv) (e)) will be allocated, before any other allocation under this Section 9.2, items of income and gain for such year in the amount and in the proportions needed to eliminate such deficits as quickly as possible. For purposes of this Section 9.2(D), "partnership minimum gain" has the meaning ascribed . to it in Treasury Regulation Section 1.7041(b) (iv) (c), i.e., the
amount of gain (of whatever character), if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) each Partnership asset subject to a nonrecourse liability in full satisfaction thereof. This Section 9.2(D) is intended to comply with Treasury Regulation Section 1.704-1(b) (4)
(iv) and is to be interpreted to comply with the requirements of such regulation.

     (E) To preserve uniformity of Units, the General Partner shall have sole discretion in conjunction with Section 9.3(E) (y) to make special allocations of income or deduction. The General Partner may make such allocations only if they would not have a material adverse effect on the limited Partners and if they are reasonably consistent with, and reasonably supportable under, the Code.

     9.3 ALLOCATIONS FOR TAX PURPOSES.

     (A) For Federal income tax purposes,  except as otherwise  provided in this
Section 9.3, each item of income, gain, loss, deduction, and credit of the Partnership shall be allocated among the Partners in the same manner as such items are allocated for capital account purposes under Section 9.2.

     (B) In the case of a Contributed Property or an Adjusted Property, items of income, gain, loss, depreciation, and cost recovery deductions attributable thereto shall be allocated for Federal income tax purposes among the Partners as follows:

          (i) In the case of a Contributed Property, such items shall be allocated among the Partners in a manner that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution in attempting to eliminate Book-Tax Disparities. Except as otherwise provided in Section 9.2(B) and 9.2(D) above, any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in accordance with Section 9.2(A).

          (ii) In the case of an Adjusted Property, such items shall (a) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 8.12(D) (i) in attempting to eliminate Book-Tax Disparities, and (b) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with the first sentence of paragraph (B) (i) above. Except as otherwise provided in Sections 9.2(B) and 9.2(D) above, any items of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in accordance with Section 9.2(A).

     (C) To the extent of any Recapture Income resulting from the sale or other taxable disposition of a Partnership Asset, the amount of any gain from such disposition allocated to (or recognized by) a

Partner (or its successor in interest) for Federal income tax purposes pursuant to the above provisions shall be deemed to be Recapture Income to the extent such Partner has been allocated or has claimed any deduction directly or indirectly giving rise to the treatment of such gain as Recapture Income.

     (D) All items of income, gain, loss, deduction, credit, and basis allocation recognized by the Partnership for Federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted by Sections 734 and 743 of the Code and, where appropriate, to provide only Partners recognizing gain on Partnership distributions covered by Section 734 of the Code with the Federal income tax benefits attributable to the increased basis in Partnership Assets resulting from any election under Section 754 of the Code.

     (E) It is intended that the allocations prescribed in Sections 9.3(B) (i) and (ii) constitute. allocations for Federal income tax purposes that are consistent with Section 704 of the Code and comply with any limitations or restrictions therein, to the extent reasonably possible without causing Units to lack uniform characteristics for Federal income tax purposes. To preserve uniformity of Units, the General Partner shall have sole discretion to (x) adopt such conventions as it deems appropriate in determining the amount of depreciation and cost recovery deductions; (y) make special allocations of income or deduction and (z) amend the provisions of this-.Agreement as appropriate (a) to reflect the proposal or promulgation of Treasury Regulations under Section 704(c) of the Code, or (b) otherwise to preserve the uniformity of Units issued or sold from time to time. The General Partner may adopt such conventions, make such allocations and amend this Agreement as provided in this
Section 9.3(E) only if they would not have a material adverse effect on the Limited Partners and if such allocations are reasonably consistent with, and reasonably supportable under, the Code.

     (F) Each item of Partnership income, gain, loss, deduction, and credit attributable to a transferred Partnership Interest shall, for Federal income tax purposes, be determined on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to the Partners and Assignees as of the close of business on the day preceding the first day of the month in which the transfer is recognized by the Partnership; provided, however, that gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Partnership shall be allocated to the holder of the Partnership Interest on the date of sale. The General Partner may revise, alter, or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by Section 706 of the Code and regulations or rulings promulgated thereunder.

     (G) PROVISIONAL ALLOCATION. In the event that any amount claimed by the Partnership to constitute a deductible expense, an amount chargeable to capital or a reduction in an amount realized is treated as a payment made to a Partner in his capacity as a member of the Partnership for income tax purposes, gross income (as defined in Section 61 of the Code) of the Partnership shall first be allocated to such payment and no deductions shall be allocated thereto.

     9.4 TAX ELECTIONS.

     (A) Except as otherwise provided herein, the General Partner shall, in its sole discretion, determine whether to make any available election under the Code. The General Partner shall, in the Partnership's 1988 tax year, make the election under Section 754 of the Code in accordance with applicable regulations thereunder to cause the basis of Partnership Assets to be adjusted for Federal income tax purposes as provided by Sections 734 and 743 of the Code. In making
Section 754 elections, the General Partner is authorized to make simplifying assumptions for computational purposes, in its sole discretion. Such election may also be made, in the General Partner's discretion, for the reconstituted Partnership upon any termination of the Partnership pursuant to Section 708 of the Code. The General Partner shall elect %,to deduct expenses incurred in organizing the Partnership ratably over a 60-month period as provided in Section 709 of the Code.

     (B) The General Partner, the Underwriters, and any Limited Partner and Assignees. by agreeing to the terms of this Agreement hereby elect to be governed by the provisions of Section 732(d) of the Code upon a termination of the Partnership pursuant to Section 708 of the Code if the General Partner, in its absolute discretion, deems such election to be advisable at any time (it being understood by all such parties that the General Partner has deemed such election to be advisable in the event a termination of the Partnership occurs as a result of the Initial Offering). All such parties hereby further agree to execute and file all documents and to take any other steps necessary to effect such election and appoint the General Partner as their authorized agent to take such steps on their behalf.


                                   ARTICLE 10

                                  DISTRIBUTIONS


     10.1 DISTRIBUTIONS FOR 1986.

     On February 15, 1987, the Partnership shall make a distribution, 99% to the Unitholders and 1% to the General Partner, in order that Unitholders shall receive 3.54 (less 3.006 per Unit for each day commencing October 1, 1986 and ending the day prior :to the initial Closing Date, inclusive). Such distribution shall be made to Unitholders of record on December 31, 1986. The distribution shall be made first from Cash Available From Operations for the period from the initial Closing Date through December 31, 1986 and, to the extent Cash Available From Operations is not sufficient to make a distribution, from any other source.

     10.2 DISTRIBUTIONS OF CASH AVAILABLE FROM OPERATIONS.

     (A) During the year ended December 31, 1987, all Cash Available From Operations shall be distributed, 99% to the Unitholders and 1% to the General Partner, up to a maximum of S2.16 per Unit.

     (B) After December 31,1987, all Cash Available From Operations shall be distributed 99% to the Unitholders and 1% to the General Partner.

     (C) The Record Date for such distributions shall be the last business day of each calendar quarter, unless otherwise determined by the General Partner.

     10.3 DISTRIBUTIONS OF CASH AVAILABLE FROM SALE OR REFINANCING.

     (A) Deleted.

     (B) Through December 31, 2004, any Cash Available From Sale or Refinancing may, at the discretion of the Ceneral Partner, be retained for use in the Partnership's business.

     (C) After December 31, 2004, subject to Section 3.3(B)(2), any Cash Available From Sale or Refinancing shall be distributed 99% of the Unitholders and 1%o to the Ceneral Partner.

     (D) Cash Available From Sale or Refinancing shall be distributed at such time as the General Partner in its discretion may determine to the holders of record on the first business day in the month during which such sale or refinancing occurs, unless a different Record Date is determined by the General Partner.

     10.4 DISTRIBUTIONS OF CASH FROM OTHER SOURCES. In its sole discretion, the General Partner may distribute, 99% to the Unitholders and 1% to the General Partner, cash from any other source. including borrowings and reserves.

     10.5 DISTRIBUTIONS OF PARTNERSHIP ASSETS. In its sole discretion, the General Partner may distribute, 99% to the Unitholders and 1% to the General Partner, Partnership property other than cash.

combinations of cash and property, and additional Units, Depositary Units, or other securities of the Partnership which have been authorized and issued pursuant to the terms of this Agreement.

     10.6 LIQUIDATING DISTRIBUTIONS. NOTWITHSTANDING SECTION 10.3, A DISTRIBUTION THAT IS ALSO A LIQUIDATING DIStribution (after payment of or provision for Partnership liabilities) shall be made first to Partners in accordance with the positive balances in their Capital Accounts and thereafter 99% to the Unitholders and 1% to the General Partner. For this purpose, a distribution (other than a distribution pursuant to Section 10.2) shall be treated as a liquidating distribution if, after such distribution, the Partnership's remaining assets, if sold and the proceeds (after payment of liabilities) were distributed to Partners at that time, would be insufficient to reduce to zero the positive Capital Accounts of all Partners having positive Capital Accounts (taking into account all adjustments under Section 8.11 that would be made as a result of such sale).

     10.7 TAX  WITHHOLDING.  The Partnership may withhold from any  distribution the amount so required by applicable Federal or state income tax laws with respect to such distribution (or which the General Partner reasonably determines may in the future be required to be withheld from a constructive distribution arid which is attributable to such actual distribution). Any amount so withheld shall, for purposes of this Agreement, be treated as a distribution from the Partnership to the Person otherwise entitled thereto. Any amount so w ithheld and not at that time treated as held in trust for the benefit, of the United States or a state shall be held in trust for the benefit of the Person otherwise entitled thereto until such time as (i) such amount is paid to the United States or a state pursuant to law or (ii) the General Partner determines that the aggregate of the amounts so withheld are in excess of any present or future withholding tax liability in respect of the Person otherwise entitled to such distribution, in which event the Partnership shall pay such excess to the Person entitled thereto. Any funds so withheld and held in trust (other than for the benefit of the United States or a state) may be invested in interest-bearing accounts with such financial institutions (other than an Affiliate of the General Partner) as may be selected by the General Partner, but in no event shall the Partnership or the General Partner be held responsible for the loss of any funds so deposited or for obtaining a rate of interest lower than that which might have been obtained elsewhere. The General Partner, in its sole and absolute discretion, may make such elections in respect of withholding as are permitted by applicable Federal or state income tax laws. The General Partner may require appropriate documentation with respect to any distribution that the distributee may receive such distribution free of withholding under Federal or state income tax laws. Any amount deposited in respect of a withholding tax requirement in advance of the time such amount would otherwise have been distributed (or which would not otherwise have been distributed) shall be treated as distributed at the time of such' deposit. Nothing in this section shall be construed as in any way limiting the right of the Partnership or the General Partner to obtain reimbursement, whether from a distributee or otherwise, for any taxes the Partnership or the General Partner may be required to pay in respect of any actual or constructive distribution or for any excess distribution resulting from withholding tax requirements. The Units and
Depositary Units whose status gives rise to such withholding obligation are pledged as security for such reimbursement.


                                   ARTICLE 11

                      BOOKS, RECORDS, ACCOUNTS, AND REPORTS


     11.1 BOOKS AND RECORDS.

     (A) The Partnership shall continuously maintain an offce in the State of California, at which the following books, and records shall be kept:

          (1) A current list of the full name and last known business or residence address of each Partner set forth in alphabetical order together with the contribution and the share in profits and losses of each Partner;

          (2) A copy of the Certificate of Limited Partnership and all certificates of amendments thereto, together with executed copies of any powers of attorney pursuant to which any such certificate has been executed;

          (3) Copies of the Partnership's Federal, state, and local income tax or information returns and reports, if any, for the six most recent taxable years;

          (4) Copies of this Agreement and all amendments thereto;

          (5) Financial statements of the Partnership for the six most recent fiscal years; and

          (6) The Partnership's books and records for at least the current and past three fiscal years.

     (B) The Partnership shall also maintain at its principal offce such additional books and records as are necessary for the operation of the Partnership.

     (C) Any records maintained by the Partnership in the regular course of its business, including the record of the Unitholders, books of account, and records of Partnership proceedings may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable period of time.

     11.2  LIMITED   PARTNERS'  RIGHTS  REGARDING   BOOKS,   RECORDS,   AND  TAX
INFORMATION.

     (A) Subject to Section 11.7, to the extent not previously supplied to a Limited Partner, upon the request of a Limited Partner, the General Partner shall promptly deliver to the limited Partner, at the expense of the Partnership, a copy of the items set forth in Sections 11.1 (A)(1), (2), and
(4).

     (B) Each Limited Partner has the right upon reasonable request:

          (1) To inspect and copy during normal business hours, at the Limited Partner's expense, any of the Partnership's records required to be kept of the Partnership, subject to Section 11.7.

               (2) To obtain from the General Partner promptly after becoming available, at the Limited Partner's expense, a copy of the Partnership's Federal, state, and local income tax or information returns for each year.

     (C) The General Partner shall send to each Partner within 90 days after the end of each taxable year such information as is necessary to complete Federal and state income tax or information returns.

     (D) The Partner and the Partner's representatives shall not divulge to any other Person any confidential or proprietary data, information or property or any trade secrets of the Partnership discovered in any inspection of the Partnership's books and records.

     11.3 ACCOUNTING BASIS AND FISCAL YEAR. The Partnership's  books and records
(i) shall be kept on a basis chosen by the General Partner in accordance with the accounting methods followed by the Partnership for Federal income tax purposes and according to generally accepted accounting principles, (ii) shall reflect all Partnership transactions, (iii) shall be appropriate and adequate for the Partnership's business and for the carrying out of all provisions of this Agreement, and (iv) shall be closed and balanced at the end of each Partnership fiscal year. The fiscal year of the Partnership shall be the calendar year, unless otherwise determined by the General Partner.

     11.4 REPORTS.

     (A) The General Partner shall cause an audited annual report to be sent to each of the Unitholders no later than 90 days after the close of the fiscal year. That report shall contain a balance sheet as of the end of the fiscal year and an income statement and statements of partners' equity and of changes in financial position for the fiscal year. Such statements shall be prepared in accordance with generally accepted accounting principles and audited and certified by a nationally recognized firm of independent public accountants selected by the General Partner.

     (B) The General Partner shall cause quarterly unaudited reports of the Partnership's operations to be sent to each of the Unitholders as soon as practical after the end of each quarter, commencing with the fiscal quarter ending March 31, 1987, but in no event more than 60 days after the close of each fiscal quarter, other than the last quarter of the Partnership's fiscal year.

     (C) The financial statements referred to in Section 11.4(B) shall be accompanied by the report thereon, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partner that such financial statements were prepared without audit from the books and records of the Partnership.

     11.5 TAX MATTERS PARTNER. The General Partner is hereby designated as the "Tax Matters Partner" of the Partnership in accordance with Section 6231 (a) (7) of the Code and is authorized, at the Partnership's sole cost and expense, to represent the Partnership and each Unitholder in connection with all examinations of the Partnership affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs connected therewith. Each Unitholder agrees to cooperate with the General Partner and to do or refrain from doing any and all things reasonably required by the General Partner to conduct such proceeding. The General Partner shall have the right to settle any audits without the consent of the Unitholders and to take any and all other action on behalf of the Unitholders or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law and regulations.

11.6 BANK ACCOUNTS. The Partnership shall establish and maintain accounts in financial institutions (including, without limitation, national or state banks, trust companies, or savings and loan institutions) in such amounts as the General Partner may deem necessary from time to time. The funds of the Partnership shall be deposited in such accounts and shall not be commingled with the funds of the General Partner or any Affiliate thereof; provided, however, that nothing shall prohibit the Partnership from investing in joint ventures or partnerships with the General Partner or its Affiliates; and provided further that nothing herein shall preclude any investment of Partnership funds in a mutual fund or similar entity for which a separate account is maintained on behalf of each participant. Checks shall be drawn on and withdrawals of funds shall be made from any such accounts for Partnership purposes and shall be signed by the Person or Persons designated by the General Partner. Temporary surplus funds of the Partnership may be invested pursuant to the power contained in Section 4.1(w).

     11.7 CONFIDENTIALITY. The General Partner may keep confidential from the Unitholders for such period of time as the General Partner deems reasonable, any information which the General Partner reasonably believes to be in the nature of trade secrets or other information disclosure of which the General Partner in good faith believes could damage the Partnership or its business or which the Partnership is required by agreements with third parties to keep confidential.


                                   ARTICLE 12

                            ISSUANCE OF CERTIFICATES


     12.1 ISSUANCE OF CERTIFICATES. Upon the issuance of Units, the General Partner shall cause the Partnership to issue one or more Certificates substantially in the form of the Certificate attached hereto as Exhibit 1 in the name of each Limited Partner certifying that the Limited Partner named therein is a Limited Partner in the Partnership as provided in the Partnership's books and records, stating the number of Units into which his Partnership Interest is divided, and including as a part thereof a form of assignment, subject to this
Article 12, sufficient to convey the partnership interest of a limited partner to an assignee under the California Act. Upon the transfer of a Unit in accordance with the terms of this Agreement, the General Partner shall cause the Partnership to issue replacement Certificates, according to such procedures as the General Partner may establish in its sole and absolute discretion.

new Certificate or cause to be issued a new Depositary Receipt in place of any Certificate or Depositary Receipt previously issued if the registered owner of the Certificate or Depositary Receipt:

          (i) makes proof by affidavit, in form and substance satisfactory to the General Partner and the Depositary, that a previously issued Certificate or Depositary Receipt has been mutilated, lost, destroyed or stolen;

          (ii) requests the issuance of a new Certificate or Depositary Receipt before the Partnership or the Depositary has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (iii) if requested by the General Partner or the Depositary, delivers to the Partnership and/or the Depositary a bond, in form and substance satisfactory to the General Partner and/or the Depositary, with such surety or sureties and with fixed or open penalty, as the General Partner and/or Depositary may direct, in its or their discretion, to indemnify the Partnership and the Depositary against any claim that may be made on account of the alleged mutilation, loss, destruction, or theft of the Certificate; and

          (iv) satisfies any other reasonable requirements imposed by the General Partner and/or the Depositary.

     If a Unitholder fails to notify the Partnership within a reasonable time after he has notice of the mutilation, loss, destruction, or theft of a Certificate or Depositary Receipt, and a transfer of the Units represented by the Certificate or Depositary Receipt is registered before receiving such notification, the Unitholder shall be precluded from making any claim against the Partnership, the Depositary, or any Transfer Agent for such transfer or for a new Certificate or Depositary Receipt.

     12.3 MAINTENANCE OF TRANSFER RECORDS. The Partnership's Depositary, registrar, and transfer agent (who may be the same Person) will maintain records reflecting the Depositary Receipts registered in the name of each Unitholder, and any subsequent transfers of Depositary Receipts to Assignees and Substituted Limited Partners.

     12.4 RECORD UNITHOLDER. The Partnership shall be entitled to treat the Record Unitholder as the Limited Partner or Assignee in fact of the Units or Depositary Units, as the case may be, represented thereby and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Units or Depositary Units on the part of any other Person, whether or not the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline, or requirement of any securities exchange on which the Units or Depositary Units are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company, or clearing corporation, or an agent of any of the foregoing) is acting as a nominee, agent, or in some other representative capacity for another Person in acquiring and/or holding Depositary Receipts or Certificates, as between the Partnership on the one hand and such Persons on the other hand, such representative Person (a) shall be the Limited Partner or Assignee (as the case may be) beneficially and of record, (b) must execute and deliver a T: ansfer Application, and (c) will be bound by this Agreement and will have the obligations of a Limited Partner or Assignee (as the case may be) hereunder and as provided for herein.

     12.5 WITHDRAWAL OF CERTIFICATEs. A Record Unitholder of Depositary Receipts may not withdraw Depositary Units evidenced thereby from deposit unless he is a Limited Partner. Upon the written request of any limited Partner accompanied by a surrendered Depositary Receipt held by a Limited Partner, the Partnership will cause to be issued to such Limited Partner a Certificate or Certificates in the name of such Limited Partner evidencing the same number of Units. A Limited Partner may redeposit any such Certificate with the Depositary which shall then reissue Depositary Receipts in the name of the Limited Partner thereof upon 60 days' prior written notice.

     12.6 LEGENDS. The Partnership may cause to be imposed, imprinted, or stamped on any Certificate or Depositary Receipt one or more legends or restrictions on transfer which the General Partner in its sole discretion believes may be necessary or advisable to comply with Federal or state securities laws or other applicable laws, rules, regulations, or agreements.


                                   ARTICLE 13

                              TRANSFER OF INTERESTS


     13.1 TRANSFER IN GENERAL.

     (A) The term "transfer," when used in this Article 13 with respect to a Partnership Interest, Units, or Depositary Units shall include any sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange, or other disposition.

     (B) No Partnership Interest, Unit, or Depositary Unit shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in Section 8.4, Article 13, and Article 14. Any transfer or purported transfer of any Partnership Interest, Depositary Unit, or Unit not made in accordance with Section 8.4, Article 13, and Article 14, shall be null and void.

     13.2 TRANSFER OF INTERESTS OF THE GENERAL PARTNER.

     (A) Until 10 years after the Closing Date, the General Partner may not transfer all or any part of its General Partner Partnership Interest unless (i) a Majority Interest consents to such transfer and (ii) the Partnership receives an opinion of counsel that such transfer would not result in the loss of limited liability of any Unitholder or cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes. The General Partner shall have the absolute and unrestricted right, power, and authority to transfer any or all of its Partnership Interest after the date 10 years from the Closing Date.

     (B) No provision of this Agreement shall be construed to prevent (and all Partners and Assignees hereby expressly consent to) (i) the transfer by the General Partner of its Partnership Interest to a Related Entity or the transfer by the General Partner of its Partnership Interest upon its merger or consolidation into any other corporation or the transfer by it of all or substantially all of its assets to another corporation, and the assumption of the rights and duties of the General Partner by such Related Entity or the transferee corporation, provided such Related Entity or such corporation furnishes to the Partnership an opinion of counsel that such merger, consolidation, transfer, or assumption will not result in a loss of limited liability of any Unitholder or result in the Partnership being treated as an association taxable as a corporation for Federal income tax purposes, (ii) the transfer by the General Partner of or the mortgage, pledge, hypothecation, or granting a security interest in all or any part of its interest in items of Partnership income, gains, losses, deductions, credits, distributions, or surplus, (iii) the sale or assignment of any Units held by the General Partner or its Affiliates, subject to Section 8.4(A), or (iv) the transfer, mortgage, pledge, hypothecation, or grant of a security interest by the General Partner in any Units owned by the General Partner as collateral for a loan or loans.

     13.3 TRANSFER OF UNITS. Units that have never been deposited with the Depositary or that have been withdrawn from the Depositary and not redeposited are not transferable except by bequest, inheritance, or operation of law or upon transfer to the General Partner or the Partnership; provided, however, that the General Partner or its Related Entities may, without restriction, transfer between or among themselves, Units that have never been deposited with the Depositary and Units that have been withdrawn from the Depositary and not redeposited.

     13.4 TRANSFER OF DEPOSITARY UNITS.

     (A) Except as provided in Section 13.3, the Partnership shall not recognize any transfer of Units or interests therein except by a transfer of Depositary Receipts representing Depositary Units.

Depositary Units may be transferred only in the manner provided in this Agreement and in the Depositary Agreement. No transfer of Depositary Receipts evidencing Depositary Units will be recorded or otherwise recognized by the Partnership unless and until the transferee has delivered a properly executed Transfer Application to the Depositary.

     (B) A transferee who has completed and delivered a Transfer Application shall be deemed (i) to have agreed to be bound by the terms and conditions of the Depositary Agreement and the Depositary Receipt, (ii) to have requested admission as a Substituted Limited Partner with respect to the Units transferred, (iii) to have agreed to comply with and be bound by this Agreement, whether or not such transferree is admitted as a Substituted Limited Partner and to execute any document that the General Partner may reasonably require to be executed in connection with the transfer or with the admission of such transferee as a Substituted Limited Partner pursuant to Article 14 with respect to the Depositary Units transferred; (iv) to have represented and warranted that such transferee is a United States Citizen or Resident Alien and has authority to enter into the Depositary Agreement and this Agreement, (v) to have appointed the General Partner his attorney-in-fact to execute any document that the General Partner may deem necessary or appropriate to be executed in connection with the transfer and/or his admission as a Substituted Limited Partner with respect to the Depositary Units transferred, (vi) to have given the power of attorney set forth in Article 17, and (vii) to have given the consents and waivers contained in this Agreement. Unless and until admitted as a Substituted Limited Partner pursuant to Article 14 with respect to Depositary Units transferred pursuant to this Section 13.4, the Record Unitholder of a Depositary Receipt transferred pursuant to this Section 13.4 shall be an Assignee in respect of such Depositary Units, whether or not such Record Unitholder is a Limited Partner with respect to other Depositary Units. Except as specifically provided in this Agreement, an Assignee shall not be treated as or have the rights of a Limited Partner. The General Partner shall vote and exercise other powers attributable to Depositary Units or undeposited Units of Assignees who have not become Substituted Limited Partners, to the extent known by the General Partner.

     (C) Each distribution in respect of a Depositary Unit (or a Unit withdrawn from the depositary account established with the Depositary) shall be paid by the Partnership, directly or through the Depositary or through any other Person or agent, only to the Record Unitholders thereof as of the Record Date set for the distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in or with respect to such payment by reason of an assignment or otherwise.

     (D) Notwithstanding anything to the contrary herein, the Partnership shall not be required to recognize for any purpose any purported transfer by a Limited Partner or Assignee of all or any part of a Depositary Unit held by such Limited Partner or Assignee until such transfer has been effected on the books of the Transfer Agent.

     (E) Any holder of a Unit or a Depositary Receipt (including a transferee thereof) conclusively shall be deemed to have agreed to comply with and be bound by all terms and conditions of this Agreement, with the same effect as if such holder had executed a Transfer Application, whether or not such holder in fact has executed such a Transfer Application. A request by any broker, dealer, bank, trust company, clearing corporation, or nominee holder, to register transfer of a Depositary Receipt, however signed (including by any stamp, mark, or symbol executed or adopted with intent to authenticate the Depositary Receipt), shall be deemed to have executed a Transfer Application by and on behalf of the beneficial owner of such Depositary Receipt.

     (F) Notwithstanding anything to the contrary herein (but subject to the requirement that a purchaser be a United States Citizen or Resident Alien), a purchaser of a Depositary Receipt from the Underwriters in connection with or pursuant to the Initial Offering shall be required to execute a Transfer Application to be delivered to the Partnership within 30 days of purchase. Each such purchaser, by acquiring such Depositary Receipt in connection with or pursuant to the Initial Offering, shall be deemed to have agreed to comply with and to be bound by all terms and conditions of this Agreement, the Depositary Agreement, and the Depositary Receipt and to have taken the other actions specified in the Transfer Application and this Agreement as if such purchaser had executed the

Limited Partners all purchasers of Depositary Receipts (who are United States Citizens or Resident Aliens) from the Underwriters in connection with or pursuant to the Initial Offering, and such admission shall be deemed to have been made on the initial Closing Date. For purposes of this paragraph (F), if fewer than all underwritten Units have been sold by the Underwriters as of the initial Closing Date, only Persons who purchase Units from the Underwriters on or prior to the last day of the calendar month in which the Closing Date occurs shall be treated as having purchased their Units in connection with or pursuant to the Initial Offering.

     13.5 DEPOSITARY ARRANGEMENTS. The General Partner shall have full authority to amend, extend, or terminate the Depositary Agreement or the services of a Depositary if, in the sole discretion of the General Partner, it deems it appropriate to do so. If the services of a Depositary are terminated, the General Partner shall make substitute, comparable, or other arrangements to facilitate trading of Units or interests in Units.

     13.6 RESTRICTIONS ON TRANSFER; NON-UNITED STATES CITIZENS.

     (A) Notwithstanding the other provisions of this Article 13, no transfer of any Unit, Depositary Unit, or Partnership Interest of any Unitholder shall be made if such transfer (i) would violate the then applicable Federal and state securities laws or rules and regulations of the Securities and Exchange Commission, state securities commissions, and any other governmental authorities with jurisdiction over such transfer; (ii) would result in the Partnership being treated as an association taxable as a corporation' for Federal income tax purposes; (iii) would affect the Partnership's existence or qualification as a limited partnership under the California Act; or (iv) would, in the judgment of the General Partner, materially adversely affect the business or operation of the Partnership.

     (B) No Partnership Interest may be acquired by or transferred to a Person who is not, or is determined by the General Partner not to be, or does not represent in writing that he is, a United States Citizen or Resident Alien.

     (C) In the event a Unitholder or nominee of a Unitholder is not or ceases to be a United States Citizen or Resident Alien for any reason whatsoever, or fails to provide satisfactory evidence to the General Partner of such status within 15 days of a request therefore, his Units and Depositary Units shall be subject to redemption by the Partnership. The Partnership at any time shall have the absolute right, in the discretion of the General Partner, either (i) to redeem such Units and Depositary Units, or (ii) to permit such Unitholder to continue to hold his Units and Depositary Units. The procedures for redemption shall be as follows, unless modified pursuant to Section 13.6(D):

     (1) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Unitholder, at his last address designated on the records of the Partnership or Depositary, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Units or Depositary Units to be redeemed, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Depositary Receipt or the Certificate evidencing the Units or Depositary Units to be redeemed, and that on and after the date fixed for redemption no further allocations or distributions to which the Unitholder would otherwise be entitled in respect of such Units or Depositary Units will accrue or be made.

     (2) The redemption price per Unit or Depositary Unit shall be the Unit Price (the date of determination of which shall be the date fixed for redemption) multiplied by the number of Units or Depositary Units to be redeemed. The redemption price shall be paid, in the sole discretion of the General Partner, in cash or by a combination of cash and delivery of a promissory note of the Partnership in the principal amount of the redemption price (less cash paid), bearing interest at the rate of 10% annually, and payable in three equal annual installments of principal, together with accrued interest, commencing one year after the redemption date.

     (3) Upon surrender by or on behalf of the Unitholder, at the place specified in the notice of redemption, of the Depositary Receipt or the Certificate evidencing the Units or Depositary Units to be redeemed, duly endorsed in blank or accompanied by an assignment duly executed in blank, the former Unitholder or his duly authorized representative shall be entitled to receive the payment therefore. No interest will be paid on amounts of cash deposited with the Depositary or set aside for payments hereunder.

     (4) After the redemption date, the Units or Depositary Units redeemed shall no longer be deemed issued and outstanding.

     (5) Nothing in this Section 13.6(C) shall prevent the recipient of a notice of redemption from transferring his Units or Depositary Units before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Units or Depositary Units certifies in the Transfer Application that he, and, if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person, is a United States Citizen or Resident Alien. If the transferee fails to make such certification, such redemption shall be effected on the original redemption date.

     (D) The General Partner, in its sole discretion, may establish such additional or different procedures it deems necessary or advisable to implement the restrictions set forth in this Section 13.6.

     13.7 GENERAL PARTNER'S RIGHT TO PURCHASE UNITS.

     (A) Notwithstanding any other provision of this Agreement, in the event that the number of outstanding Units held by holders other than the General Partner or its Affiliates is less than 10% of the aggregate number of Units sold from time to time to Persons other than the General Partner or its Affiliates, at any time after September 30, 1991, the General Partner or an Affiliate thereof shall then have the right, exercisable in its sole discretion, to call for purchase and purchase all, but not less than all, of the Depositary Units and undeposited Units that remain outstanding and held by Persons other than the General Partner and its Affiliates, at a price per Unit equal to the following percentage of the Unit Price of a Unit as of the date fixed by the General Partner for such purpose (which determination date shall be no more than 90 days prior to the Purchase Date):

     130% of the Unit Price from October 1, 1991 to September 30, 1996; 120% of the Unit Price from October 1, 1996 to September 30, 2001; and 110% thereafter.

     (B) In the event the General Partner or its Affiliate elect to exercise the rights to purchase Depositary Units and undeposited Units pursuant to paragraph
(A) above, the General Partner or its Affiliate shall deliver to the Purchase Agent written notice of such election to purchase (hereinafter called the "Notice of Election to Purchase") and shall cause the Purchase Agent to mail a copy of such Notice of Election to Purchase to the Record Unitholders of Depositary Receipts and to the Record Unitholders of undeposited Units (other than the General Partner and its Affiliates) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published in daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York, New York and in San Francisco, California. The Notice of Election to Purchase shall specify the Purchase Date and the purchase price and state that the General Partner or its Affiliate elects to purchase such Depositary Units and undeposited Units, upon surrender thereof in exchange for payment, at such office or offices of the Purchase Agent as the Purchase Agent may specify, or as may be required by any securities exchange on which the Depositary Units are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Unitholder of Depositary Receipts at his address as reflected in the records of the Depositary or, with respect to undeposited Units, to a Record Unitholder of such Units at his address as reflected in the records of the Partnership, shall be conclusively presumed to have been given whether or not the owner receives such notice. On or prior to the Purchase Date, the General Partner or its Affiliate shall deposit with the Purchase Agent cash in an amount equal to the Purchase Funds. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date. and if on or prior to the Purchase Date the Purchase Funds shall have been deposited with the Purchase Agent in trust for the benefit of the holders of Depositary Units and undeposited Units subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Depositary Receipts or, with respect to undeposited Units, any Certificate for Units shall not have been surrendered for purchase, all rights of the holders of such Depositary Units and undeposited Units shall thereupon cease, except the right to receive the purchase price therefor, without interest, upon surrender to the Purchase Agent of the Depositary Receipts representing Depositary Units or Certificates representing unde- Units, and such Depositary Units and undeposited Units shall thereupon be deemed to be transferred to the General Partner or its Affiliate on the record books of the Depositary and the Partnership, and the General Partner or its Affiliate, as applicable, shall be deemed to be the owner of all such Depositary Units and undeposited Units from and after the Purchase Date and shall have all rights as the owner of such Depositary Units and undeposited Units (including, without limitation, all rights as owner of such Depositary Units and undeposited Units pursuant to Articles 9, 10, and 16).

     (C) At any time from and after the Purchase Date, a holder of an outstanding Depositary Unit or undeposited Unit subject to purchase as provided in this Section may surrender his Depositary Receipt evidencing such Depositary Unit or Certificate evidencing such undeposited Unit to the Purchase Agent in exchange for payment of the purchase price specified in Section 13.7(A), without interest thereon.

                                   ARTICLE 14

            ADMISSION OF SUBSTITUTED AND ADDITIONAL LIMITED PARTNERS

     14.1 ADMISSION OF SUBSTITUTED LIMITED PARTNERS.

     (A) Any person shall have the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted by the terms of this Agreement. By transfer of a Depositary Receipt, the transferor is deemed to have given the transferee the right to request admission as a Substituted Limited Partner subject to the conditions of and in the manner permitted under this Agreement. A transferee who does not execute a Transfer Application, however, shall have only the right to negotiate such Depositary Receipt *to a purchaser or other transferee, subject to Section 13.6. Each transferee of a Depositary Receipt (including any Person, such as a broker, dealer, bank, trust company, clearing corporation, other nominee holder, or an agent of any of the foregoing; acquiring such Depositary Unit for the account of another Person) shall apply to become a Substituted Limited Partner with respect to Depositary Units transferred to such Person by executing and delivering a Transfer Application at the time of such transfer. Such transferee shall become a Substituted Limited Partner with respect to Depositary Units transferred at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's sole discretion. If such consent is withheld, such transferee shall be an Assignee. An Assignee is entitled to an interest in the Partnership equivalent to that of a Limited Partner with respect to the allocations and the right to receive distributions from the Partnership, including liquidating distributions, but will not have the right to vote on Partnership matters and will otherwise be subject to the limitations under the California Act on the rights of an assignee who has not become a limited partner. Unless the Depositary is notified to the contrary, the General I Partner shall be deemed to have given its consent to the admission of a transferee as a Substituted Limited Partner, and such admission shall be effective, at and from the close of business on the last business day of the calendar month in which a properly executed Transfer Application is received by a Transfer Agent.

     (B) Under the terms of the Depositary Agreement, the Depositary is obligated to prepare, as of the close of business on the last business day of each month, a list or other appropriate evidence setting forth the transfers of Depositary Units registered by all Transfer Agents since the last business day of the preceding month (the "transfer record"), setting forth the business day on which such Substituted Limited Partner was admitted to the Partnership and, as promptly as practicable after the last business day of each month, to submit the transfer record to the General Partner.

     (C) Any Limited Partner who transfers all of his Units and Depositary Units with respect to which he has been admitted as a Limited Partner shall cease to be a Limited Partner of the Partnership upon a transfer of such Units and Depositary Units in accordance with Article 13 and shall have no further rights as a Partner in or with respect to the Partnership (whether or not the Assignee of such former Limited Partner is admitted to the Partnership as a Substituted Limited Partner).

     (D) No person shall be entitled to become a Substituted Limited Partner except in accordance with this Section 14.1.

     (E) The General Partner will vote and exercise other powers attributable to Units and Depositary Units owned by an Assignee that has not been accepted as a Substituted Limited Partner, in the General Partner's sole discretion.

     14.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS. A Person who makes a Capital Contribution to the Partnership shall be admitted to the Partnership as an Additional Limited Partner upon furnishing to the General Partner (a) an acceptance, in form satisfactory to the General Partner, of all the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Article 17, and (b) such other documents or instruments as may be required in order to effect his admission as a Limited Partner, and such admission shall become effective on the date that the General Partner determines in its sole discretion and issues to such Additional Limited Partner a certificate evidencing ownership of his Units.

     14.3 NO ACTION NECESSARY BY UNITHOLDERS. No action or consent by Unitholders shall be required in connection with the admission of Additional or Substituted Limited Partners to the Partnership for Limited Partners added pursuant to Sections 8.3, 8.4, 8.10, 14.1, 14.2, or otherwise pursuant to this Agreement. Only the consent of the General Partner is necessary for the admission or substitution of any Limited Partners to the Partnership after the filing of the Certificate of Limited Partnership for Limited Partners added pursuant to Sections 8.3, 8.4, 8.10, 14.1, 14.2, or otherwise pursuant to this Agreement.


                                   ARTICLE 15

                         CHANCES IN THE GENERAL PARTNER


     15.1 GENERAL PARTNER CEASING TO BE THE GENERAL PARTNER.

     (A) The General Partner shall cease to be a general partner of the Partnership only upon the occurrence of any one or more of the following events:

          (1) The General Partner's withdrawal from the Partnership;

          (2) The General  Partner's  removal as the General Partner pursuant to
     Section 15.2(B);

          (3) Effective as provided in Section 15.1(B) below, an order for relief against the General Partner is entered under Chapter 7 of the Federal Bankruptcy Code, or the General Partner: (a) makes a general assignment for the benefit of creditors; (b) files a voluntary petition under the Federal Bankruptcy Code; (c) files a petition or answer seeking for the General Partner any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any statute, law, or regulation; (d) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in any proceeding of this nature; or (e) seeks, consents to, or acquiesces in the appointment of a trustee. receiver, or liquidator of the General Partner or of all or any substantial part of the General Partner's properties;

          (4) The death of an individual General Partner;

          (5) The entry by a court of competent jurisdiction of an order adjudicating an individual General Partner incompetent to manage the General Partner's person or property;

          (6) In the case of a General Partner that is a separate partnership, the dissolution and termination of the separate partnership; or

          (7) In the case of a General Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter.

     (B) Any event described in Section 15.1 (A) (3) shall cause the General Partner to cease to be a general partner of the Partnership only as provided in this Section 15.1(B). Immediately upon the later of (1) the entering of the order for relief under Chapter 7 of the Federal Bankruptcy Code or (2) the final disposition of any appeal by the General Partner from the entering of such an order, and immediately upon the occurrence of any of the other events described in Section 15.1 (A)(3), the General Partner shall give notice of the event to the Partners. The General Partner shall cease to be a General Partner 120 days after, such notice is given.

     (C) If the cessation of the General Partner pursuant to Section 15.1 would result in a dissolution of the Partnership, the Organizational Limited Partner shall automatically become a General Partner so as to prevent the dissolution of the Partnership. The Organizational Limited Partner shall continue to be a General Partner until determined otherwise by a Majority Interest.

     15.2 WITHDRAWAL OR REMOVAL OF THE GENERAL PARTNER.

     (A) Airlease Management Services, Inc. covenants and agrees that it shall continue to act as General Partner of the Partnership until the date' which is 10 years after the initial Closing Date, subject to its right to transfer its interest as a General Partner pursuant to Section 13.2 and subject to this
Section 15.2(A). At any time after the date which is 10 years from the Closing Date, the General Partner may withdraw from the Partnership without liability, penalty, or cost to it, effective upon at least 90 days advance written notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice. If the General Partner gives a notice of withdrawal, a Majority Interest may, prior to the effective date of such withdrawal, elect a successor General Partner. If no successor General Partner is elected, the Partnership shall be dissolved pursuant to Section 16.1. The General Partner may also withdraw from the Partnership, at any time and without liability, penalty, or cost to it, if its continued status as the general partner of the Partnership would be prohibited by law or would materially adversely affect the Partnership.

     (B) The General Partner may be removed upon the vote of Limited Partners holding 66 2/3% or more of the outstanding Units. Any such action by the Limited Partners for removal of the General Partner must also provide for the election of a new General Partner. The right of the Limited Partners to remove the General Partner shall not exist or be exercised unless the Partnership has received an opinion of independent counsel that the removal of the General Partner and the selection of a successor General Partner will not result in (i) the loss of limited liability of any Unitholder or (ii) the treatment of the Partnership as an association taxable as a corporation for Federal income tax purposes.

     (C) Airlease Management Services, Inc. covenants and agrees that it will remain a Related Entity for at least 10 years after the Closing Date and so long thereafter as it is the General Partner; provided that it may cease to be a Related Entity if its continued status as a Related Entity would by prohibited by law or would materially adversely affect the Partnership.

     15.3 Admission of Successor General Partner. A successor General Partner selected pursuant to Section 15.2 or the transferee of or successor to the Partnership Interest of the General Partner shall be admitted to the Partnership as the General Partner, effective as of the date determined by the General Partner and the successor General Partner. An amendment or restatement of the Certificate of Limited Partnership shall be filed with the Secretary of State of the State of California effecting such substitution as promptly as practicable.

     15.4 Rights on Removal or Withdrawal. A Departing General Partner shall be entitled to all compensation accrued as of the date of cessation as the General Partner and shall have the same rights to inspect and make copies or excerpts of the books and records of the Partnership as is provided to Limited Partners until all amounts due the Departing General Partner as of the date the General Partner ceased to be a General Partner have been paid. The Departing General Partner shall be a creditor of the Partnership as to all such amounts owed to it by the Partnership, and shall not have any portion of its interest as General Partner converted to an interest as a Limited Partner or Assignee except as provided in
Section 15.7. As to any Units so held or received, the Departing General Partner shall be entitled to exercise all of the voting rights provided under this Agreement as a Partner.

     15.5 LIABILITY ON REMOVAL OR WITHDRAWAL. If, at the time of the Departing General Partner's departure, the Partnership is indebted to the Departing General Partner under this Agreement or any other instrument or agreement for funds advanced, properties sold; services rendered, or costs and expenses incurred by the Departing General Partner, the Partnership shall, within 60 days after the effective date of such Departing General Partner's departure, pay to the Departing General Partner the full amount of such indebtedness. Upon departure, the Departing General Partner shall have no liability for any debts or liabilities of the Partnership incurred after the date of cessation as a General Partner.

     15.6 SUCCESSOR AND PREDECESSOR GENERAL PARTNER. Unless the General Partner has been removed as a General Partner pursuant to Section 15.2(B), the General Partner shall have the right to transfer its business, including a transfer by operation of law, as provided in Section 13.2, and any Person continuing the business of the General Partner shall immediately become a General Partner of this Partnership and any successor or reconstituted partnership and shall have the exclusive right to continue the Partnership and shall continue the business of the Partnership pursuant to the terms and provisions of this Agreement without any action or vote of any Person. When any Person ceases to be a General Partner under this Agreement or a partner, director, officer, employee, agent, or Affiliate of a General Partner, that Person shall continue to have the benefit of any provisions of this Agreement providing for indemnity, exculpation or insurance. which protected the Person as the General Partner or a partner, director, officer, employee, agent, or Affiliate of the General Partner, or which limited or defined the liability of the Person with respect to activities in which such Person engaged as the General Partner.

     15.7 Interest of Departing General Partner and Successor.

     (A) A Departing General Partner shall, at the option of its successor exercisable prior to the effective date of the departure of the Departing General Partner, promptly receive from its successor in exchange for its interest as a General Partner, an amount in cash equal to the fair market value of the Departing General Partner's interest as a General Partner, determined as of the effective date of departure. If the option is exercised, the Departing General Partner shall, as of the effective date of departure, cease to share in any allocations or distributions with respect to its interest as a General Partner. For purposes of this Section 15.7, the fair market value of the Departing General Partner's Partnership Interest as a General Partner herein shall be such value as may be agreed by the Departing General Partner and the successor.

     (B) If the successor to a Departing General Partner does not exercise the option described in paragraph (A) above, the interest of the Departing General Partner as a General Partner of the Partnership shall be converted into Units on a basis agreed by the Partnership and the Departing General Partner.

     (C) In the absence of an agreement pursuant to (A) or (B) above within 30 days after the effective date of the Departing General Partner's departure, the value of the interests of the Departing General Partner shall be determined by an appraiser selected by the Departing General Partner and its successor, the determination of which shall be conclusive as to the matter. If those parties cannot agree as to such appraiser within 45 days after the effective date of such departure, then such appraiser shall be designated by two appraisers selected by the Departing General Partner and its successor.

     (D) If the successor to a Departing General Partner does not exercise the option described in paragraph (A) above, the successor shall at the effective date of its admission to the Partnership contribute to the capital of the Partnership cash or property equal to 1% of the Capital Accounts of all Partners and Assignees. In such event, such successor shall be entitled to 1% of all Partnership allocations and distributions.


                                   ARTICLE 16

                    DISSOLUTION, WINDING UP, AND LIQUIDATION


     16.1 DISSOLUTION. The Partnership shall be dissolved upon the expiration of its term on December 31, 2036 or upon the first occurrence of one of the following:

     (A) A General Partner ceases to be a General Partner (other than by removal) unless (1) at the time there is at least one other General Partner or
(2) all Partners agree in writing to continue the business of the Partnership and to admit one or more General Partners;

     (B) An election by the General Partner to dissolve or discontinue the Partnership which is approved by a Majority Interest;

     (C) The Partnership becomes bankrupt; or

     (D) The sale or disposition of all or substantially all Partnership Assets (other than a sale or disposition the proceeds of which are reinvested by the General Partner pursuant to Section 3.3), including the cessation of active business, the distribution of all cash, and the termination of reserves for liabilities.

     16.2 CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP. Upon the General Partner ceasing to be a General Partner or a dissolution of the Partnership, the business of the Partnership may be continued as follows:

     (A) If the General Partner ceases to be a general partner of the Partnership, any then remaining General Partner, including the Organizational Limited Partner who becomes a General Partner pursuant to Section 15.1(C) (without the necessity for the consent of the Unitholders), shall have the right to continue and/or reconstitute or reform the Partnership and no dissolution shall have been deemed to occur.

     (B) Unless a higher vote is required by the California Act, upon an event of dissolution described in Section 16.1(A), the Partnership shall thereafter be liquidated in due course unless a Majority Interest pursuant to Section 7.9(A)
(4) elects to continue the Partnership. Unless an election to continue the Partnership is made within 150 days of the event of dissolution, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election to continue the Partnership is made then:

          (i) within such 150-day period a successor General Partner shall be selected by a Majority Interest;

          (ii) the Partnership shall continue; and

          (iii) all necessary steps shall be taken to amend the Agreement, and the successor General Partner may for this purpose exercise the powers of attorney granted pursuant to Article 17.

     (C) In all other events where a dissolution has occurred, upon the approval of a Majority Interest to continue the business of the Partnership, unless the California Act requires a higher vote.

     16.3 AUTHORITY TO WIND UP. If dissolution of the Partnership occurs for any reason, the General Partner (unless such General Partner hasp ceased to be a General Partner pursuant to Section 15.1 (A) (2), (3), (4), (5), (6), or (7) ) shall have the authority (which may be delegated by it to a legal representative) to wind up the business and affairs of the Partnership. If the Partnership is dissolved pursuant to Section 16.1 and not continued pursuant to
Section 16.2, and the General Partner does not or can not wind up the business and affairs of the Partnership, any Person designated by a decree of court or designated by approval of a Majority Interest shall wind up the affairs of the Partnership and shall be entitled to compensation therefor as approved by the court or an approval of a Majority Interest.

     16.4 ACCOUNTING. Upon dissolution (if the business of the Partnership is not continued), and again upon the termination of the Partnership after the winding up of the affairs of the Partnership is complete, an accounting of the Partnership shall be made and it shall be audited or reviewed by the independent public accountants of the Partnership, and a report thereof as audited or reviewed shall be furnished to the General Partner or its legal representative and to all Unitholders.

     16.5 WINDING UP AND LIQUIDATION. Upon dissolution of the Partnership where an election to continue the business of the Partnership has not been made, it shall be wound up and liquidated as rapidly as business circumstances permit. If the liquidator determines that an immediate sale of part or all of the Partnership Assets would be impractical or would cause undue loss to the Unitholders, the liquidator may, in its absolute discretion, distribute to some or all Partners and Assignees, in lieu of cash, as tenants in common undivided interests in such assets as the liquidator deems unsuitable for liquidation. The liquidator may defer liquidation or distribution of assets to the Partners and Assignees in kind if it determines that a sale or such a distribution would be impractical or would cause undue loss to the Unitholders. The liabilities of the Partnership shall be entitled to payment in the following order:

     (A) Those to creditors, in the order of priority as provided by law, except those to secured creditors the obligations owed to whom will be assumed or otherwise transferred on liquidation of Partnership Assets;

     (B) Those amounts deemed necessary by the General Partner or the Person(s) winding up the affairs of the Partnership for any contingent liabilities or obligations of the Partnership shall be set aside as a reserve for contingent liabilities to be distributed at such time and in such manner hereunder as the Person(s) winding up the affairs of the Partnership shall determine in his or its sole discretion; and

     (C) To the Partners as provided in Section 10.6.

     16.6 NO RECOURSE AGAINST THE GENERAL PARTNER. The Unitholders shall look solely to the assets of the Partnership for the payment of any income allocated to the Limited Partners or Assignees or the return of Capital Contributions, and if the assets of the Partnership remaining after payment or discharge of the debts and liabilities of the Partnership are insufficient to return the Capital Contributions, they shall have no recourse against the General Partner (subject to Section 16.8), any director, officer, employee, partner, agent, or Affiliate of the General Partner, or any Limited Partner or Assignee for such purpose.

     16.7 CLAIM OF LIMITED PARTNERS AND ASSIGNEES. No Limited Partner or Assignee shall have the right or power to demand or receive property other than cash, whether as a return of capital, a distribution, a payment on liquidation, or otherwise.

     16.8 GENERAL PARTNER'S OBLIGATION TO MAKE UP NEGATIVE CAPITAL ACCOUNT. If, immediately prior to the dissolution and termination of the Partnership, the General Partner's Capital Account has a deficit balance and the Partnership assets available for distribution upon dissolution and termination are insufficient to provide distributions to Limited Partners equal to their Capital Contributions less distributions previously received from any source, the General Partner shall be obligated to contribute to the Partnership that amount of capital (if any) equal to the lesser of (i) an amount sufficient to restore the General Partner's Capital Account to zero: or (ii) 1.01% of the aggregate Capital Contributions of. the Limited Partners, less any capital previously contributed by the General Partner.

                                   ARTICLE 17

                                POWER OF ATTORNEY


     Each Limited Partner (including any Additional or Substituted Limited Partner), each Person who executes a Transfer Application, and each Assignee who accepts Depositary Units is deemed to irrevocably constitute, appoint, and empower the General Partner (and any successor by merger, transfer, election, or otherwise), and each of the General Partner's authorized officers and attorneysin-fact, with full power of substitution, as the true and lawful agent and attorney-in-fact of such Unitholder, with full power and authority in such Unitholder's name, place, and stead and for such Unitholder's use or benefit:

     (A) to make, execute, verify, consent to, swear to, acknowledge, make oath as to, publish, deliver, file, and/or record in the appropriate public offices
(i) all certificates and other instruments, including, at the option of the General Partner, this Agreement and the Certificate of Limited Partnership and all amendments and restatements thereof, that the General Partner deems appropriate or necessary to qualify, or continue the qualification of, the
Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of California and all jurisdictions in which the Partnership may or may intend to conduct business or own assets; (ii) all other certificates, instruments, and documents as may be requested by, or may be appropriate or necessary under the laws of any state or other jurisdiction in which the Partnership may or may intend to conduct business or own assets; (iii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, or modification of this Agreement in accordance with the terms hereof (iv) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to effectuate or reflect the dissolution, termination, and liquidation of the Partnership pursuant to the terms of this Agreement; (v) any and all financing statements, continuation statements, mortgages, or other documents necessary to grant to or perfect for secured creditors of the Partnership, including the General Partner and its Affiliates, a security interest, mortgage, pledge or lien on all or any of the Partnership Assets; (vi) all instruments or papers required to continue the business of the Partnership pursuant to this Agreement; (vii) all instruments (including this Agreement and the Certificate of Limited Partnership and amendments and restatements thereof) relating to the admission of any Partner pursuant to this Agreement; (viii) all artifacts, affidavits, instruments and documents as may be necessary or desirable in connection with documentation and registration of Aircraft with the FAA and any other governmental authority having jurisdiction over the Partnership or the Partnership's Aircraft, and (ix) all other instruments as the attorneys-in-fact or any one of them may deem necessary or advisable to carry out fully the provisions of this Agreement in accordance with its terms; and

     (B) to enter into the Depositary Agreement and deposit all Units of such Unitholder in the depositary account established by the Depositary pursuant to the Depositary Agreement.

     The execution and delivery by any of said attorneys-in-fact of any such agreements, amendments, consents, certificates, or other instruments shall be conclusive evidence that such execution and delivery was authorized hereby. Nothing herein contained shall be construed as authorizing any Person acting as attorney-in-fact pursuant to this Article 17 to take action as an attorney-in-fact for any Unitholder to increase in any way the liability of such Unitholder beyond the liability expressly set forth in this Agreement, or to amend this Agreement except in accordance with Article 18.

     The  appointment  by each  Unitholder  of the  Persons  designated  in this
Article 17 as attorneys-in- shall be deemed to be a power of attorney coupled with an interest in recognition of the fact that each of the Unitholders under this Agreement will be relying upon the power and authority of such Persons to act pursuant to this power of attorney for the orderly administration of the affairs of the Partnership. The foregoing power of attorney is hereby declared to be irrevocable, and it shall survive. and shall be not affected by, the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of any Unitholder and it shall extend to such Unitholder's heirs, successors. and assigns. Each Unitholder hereby agrees to be bound by any representations made by any Person acting as attorney-in-fact pursuant to this power of attorney in accordance with this Agreement. Each Unitholder hereby waives any and all defenses that may be available to contest, negate, or disarm the action of any Person taken as attorney-in-fact under this power of attorney in accordance with this Agreement. Each Unitholder shall execute and deliver to the General Partner, within 15 days after receipt of the General Partner's request therefor, all such further designations, powers of attorney, and other instruments as the General Partner deems necessary to effectuate this Agreement and the purposes of the Partnership, and if not so executed and delivered, shall be deemed to be given within such 15-day period to the same extent as if so executed and delivered to the General Partner.


                                   ARTICLE 18

                       AMENDMENTS TO PARTNERSHIP DOCUMENTS


     18.1 AMENDMENTS BY THE GENERAL PARTNER.

     The General Partner may without prior notice or consent of any Unitholder amend any provision of this Agreement (1) to elect for the Partnership to be bound by any successor statute governing limited partnerships and, if in the General Partner's opinion, the amendment does not have a material adverse effect on the Unitholder' s (other than those who consent thereto) or to elect for the Partnership to be reorganized as a limited partnership governed by and under the laws of a jurisdiction other than California, pursuant to the power granted in
Section 4.12, (2) to conform this Agreement tochanges in the California Act or the FAA Act or interpretations thereof which, in the sole discretion of the General Partner, it believes appropriate, necessary or desirable, p rovided that in its reasonable opinion such amendment does not have a materially adverse effect upon the Unitholders or the Partnership, (3) if the amendment is necessary, in the opinion of counsel to the General Partner, to prevent the Partnership or the General Partner or the directors or officers of the General Partner from being in any manner subject to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed by the Department of Labor, provided that such amendment does not have a materially adverse effect upon the Unitholders or the Partnership, (4) to reflect the exercise of any power granted to the General Partner under this Agreement, (5) to make any change which, in the sole discretion of the General Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the sole discretion of the General Partner, to ensure that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes, (6) to make any change that is necessary or advisable, in the sole discretion of the General Partner, to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any Federal or state agency or contained in any Federal or state statute or that is necessary or desirable to facilitate the trading of the Depositary Units or comply with any rule, regulation, guideline, or requirement of any securities exchange or market system on which the Depositary Units are or will be listed for trading, (7) to amend the provisions of Articles 8 or 9 or both if the Partnership is advised at any time by legal counsel that the allocations provided in Article 9 are unlikely to be respected for Federal income tax purposes, in which case the General Partner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of counsel to effect the plans of allocations and distributions provided in this Agreement (new allocations made by the General Partner in reliance upon the advice of counsel described above shall be deemed to be made pursuant to a fiduciary obligation of the General Partner to the Partnership and the Unitholders, and no such new allocation shall give rise to any claim or cause of action by any Unitholder), in addition to the right given to the General Partner in Section 9.2(E) and 9.3(E), (8) to correct a mistake, clerical or technical error, ambiguity, or omission in this Agreement, (9) as necessary to reflect the respective allocations, distributions, voting, liquidation, and other rights, preferences, privileges, and restrictions with respect to new Units or interests issued by the Partnership, or (10) to effect any other amendment that does not have a materially adverse effect on the Unitholders (other than to Unitholders who consent to the amendment); provided, however, that the General Partner shall not make any of the foregoing amendments unless the Partnership shall have received the favorable written opinion of counsel to the effect that such amendment (i) shall not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to subject the Limited Partners to unlimited liability thereof, (ii) will not cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes, and (iii) is otherwise permissible under the California Act. The amendment shall promptly thereafter be disclosed to the Unitholders. In the event an amendment shall have been approved pursuant to this
Article 18, the General Partner shall execute such amendment, certificate, and other documents as may be reasonably required for the purpose of effectuating the same; provided, however, that nothing in this Article 18 shall be construed to limit the authority of the General Partner to admit Additional Limited Partners or Substituted Limited Partners.

     18.2 AMENDMENT PROCEDURES.

     Except as provided in Sections 18.1 and 18.3, all amendments to this Agreement shall be made solely in accordance with the following procedures:

          (A) Any amendments of this Agreement must be proposed either:

               (1) By the General Partner, by submitting the text of the proposed amendment to all Limited Partners in writing; or

               (2) By Limited Partners owning (as Limited Partners and not as Assignees) at least 25% of the total Units and Depositary Units owned by Limited Partners (as Limited Partners and not as Assignees), by submitting their proposed amendment in writing to the General Partner. The General Partner shall, within 60 days after the receipt of any such proposed amendment, or as soon thereafter as is reasonably practicable, submit the text of the proposed amendment to all Limited Partners. The General Partner may include in such submission its recommendation as to the proposed amendment.

          (B) If an amendment is proposed pursuant to this Section 18.2, the General Partner shall seek the written consent of the Limited Partners to such amendment or shall call a meeting of the Limited Partners to consider and vote on the proposed amendment, unless, in the opinion of counsel to the General Partner, such proposal would be illegal under applicable law, if adopted, in which case the General Partner shall not be required to take any further action with respect thereto.

          (C) A proposed amendment, other than those set forth in Section 18.1, shall be effective only if approved by the General Partner and a Majority Interest, unless a greater percentage of the Limited Partners is required by any other provision of this Agreement.

     18.3 RESTRICTED AMENDMENTS.

     (A) Except with the affirmative vote of the General Partner and Limited Partners owning 95% of the outstanding Units for which the Partnership has valid current addresses, no amendment shall be adopted which would (i) result in the loss of limited liability of any Unitholder who does not consent thereto, or
(ii) change the form of the Partnership to a general partnership.

     (B) Upon the approval of a Majority Interest, the form of the Partnership may be changed to a corporation if the General Partner has determined that such change is advisable as a result of amendments to the Code that result in the Partnership being taxed as a corporation.

     (C) Notwithstanding the provisions of Section 18.1, no provision of this Agreement which establishes a percentage of votes required of the Partners to take any action shall be amended, altered, changed, or rescinded in any respect which would have the effect of reducing the voting requirement, unless such action is approved by Limited Partners holding outstanding Units whose aggregate percentage interests in such Units constitute not less than the voting requirements sought to be reduced. This Section 18.3(C) shall only be amended with the approval by the General Partner and Limited Partners owning 95% of the outstanding Units for which the Partnership has valid current addresses.

     18.4 AMENDMENTS NEEDING CONSENT OF THE GENERAL PARTNER. Notwithstanding any other provision of this Agreement, without the consent of the General Partner (and any Departing General Partner that would be affected thereby), this Agreement may not be amended to modify the compensation, distributions, or rights of reimbursement to which the General Partner or Departing General Partner is entitled or affect the duties of the General Partner or the indemnification or the protection from liability which the General Partner or Departing General Partner and their officers, directors, agents, employees, Affiliates, and assigns are entitled.

     18.5 AMENDMENTS TO CERTIFICATE OF LIMITED PARTNERSHIP.

     (A) The General Partner shall cause to be filed with the California Secretary of State, within 30 days after the happening of any of the following events, an amendment to the Certificate of Limited Partnership reflecting the occurrence of any of the following events:

          (1) A change in the name of the Partnership;

          (2) A change in either of the following:

               (i) The street address of the Partnership's principal executive office;

               (ii) If the principal executive office is not in California, the street address of an office in California;

          (3) A change in the address or withdrawal of the General Partner, or a change in the address of the agent for service of process, unless a corporate agent is designated, or appointment of a new agent for service of process;

          (4) The admission of a General Partner and that Partner's address; or

          (5) The discovery by the General Partner of any false or erroneous material statement contained in the Certificate of Limited Partnership.

     (B)  Any   certificate  of  limited   partnership   filed  or  recorded  in
jurisdictions other than California shall be amended as required by applicable law.

     (C) The Certificate of Limited Partnership may also be amended at any time in any other manner deemed appropriate by the General Partner.

     18.6 AMENDMENT REGARDING NEW GENERAL PARTNER. In connection with the admission to the Partnership of any successor General Partner, the General Partner shall take all steps necessary and appropriate to prepare and record or file any amendment or restatement to this Agreement and the Certificate of Limited Partnership that may be required with respect to such admission and may for this purpose exercise the power of attorney granted pursuant to Article 17.


                                   ARTICLE 19

                            MISCELLANEOUS PROVISIONS


     19.1 NOTICES. All notices or other communications required or permitted to be given pursuant to this Agreement shall, in the case of notices or communications required or permitted to be given to Unitholders, be in writing and shall be considered as properly given or made if personally delivered or if mailed by United States first class mail, postage prepaid, or if sent by prepaid telegram, and addressed to such Unitholder's address for notices as it appears on the records of the Partnership, and, in the case of notices or communications required or permitted to be given to the General Partner, shall be in writing and shall be considered as properly given or made if personally delivered, or if sent by prepaid telegram, or if mailed by United States certified or registered mail return receipt requested, postage prepaid, and addressed to the General Partner at 2988 Campus Drive, San Mateo, California 94403. Any Unitholder may change the address for notices, by giving notice of such change to the Partnership, and the General Partner may change its address for notices by giving notice of such change to all Unitholders. Commencing on the 10th day after the giving of such notice, such newly designated address shall be such Person's address for the purpose of all notices or other communications required or permitted to be given pursuant to this Agreement. Any notice or other communication shall be deemed to have been given as of the date on which it is personally delivered or, if mailed or telegraphed, the date on which it is deposited in the United States mails or transmitted, in each case in compliance with the terms of this Section 19.1, except that any notice or other communication mailed or telegraphed to the General Partner which is not received by the General Partner within 10 days after the date of its mailing or transmission shall be deemed to have been given as of the date actually received by the General Partner.

     19.2 CHOICE OF VENUE AND LAW. Action to enforce any provision of this Agreement or in any action brought by the Partners or Assignees against the General Partner or the Partnership shall be brought in San Francisco, California. This Agreement shall be governed by and construed under the laws of the State of California.

     19.3 ARTICLE AND SECTION-HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.

     19.4 SOLE AGREEMENT. This Agreement and the exhibits hereto constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior or contemporaneous agreements and understandings pertaining thereto.

     19.5 FORCE MAJEURE. If the General Partner is rendered unable, wholly or in part, by "force majeure" (as herein defined) to carry out any of its obligations under this Agreement, other than the obligation hereunder to make money payments, the obligations of the General Partner, insofar as it is affected by such force majeure, shall be suspended during, but no longer than, the continuance of such force majeure. The term "force majeure" as used herein shall mean an act. of God, strike, lockout or other industrial disturbance, act of public enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental restraint, unavailability of equipment, and any other cause, whether of the kind specifically enumerated above or otherwise, which is not within the control of the General Partner.

     19.6 REMEDIES CUMULATIVE. The remedies of the parties under this Agreement are cumulative and shall not exclude any other remedies to which any Person may be lawfully entitled.

     19.7 WAIVER. No failure by any party to insist upon the strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or any other covenant, duty, agreement, or condition.

     19.8 WAIVER OF ACTION FOR PARTITION. Each of the parties hereto irrevocably waives during the cerm of the Partnership any right that he may have to maintain any action for partition with respect to Partnership Assets.

     19.9 ASSIGNABILITY. Subject to the restrictions on transferability contained herein, each and all of the covenants, terms, provisions, and agreements herein contained shall be binding upon and inure to the benefit of the successors, heirs, devisees, executors, administrators, legal representatives, and assigns of the respective parties hereto.

     19.10 GENDER AND NUMBER. Whenever the context requires, the gender of all words used hereby shall include the masculine, feminine, and neuter, the singular of all words shall include the singular and plural, and the plural of all words shall include the singular and plural.

     19.11 FURTHER ACTION. The Unitholders shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     19.12 CREDITORS. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the Partnership.

     19.13 CONSTRUCTION. If any language is stricken or deleted from this Agreement, such language shall be deemed never to have appeared herein and no other implication shall be drawn therefrom. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the General Partner or the Unitholders.

     19.14 SEVERABILITY. If any provision of this Agreement, or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.

     19.15 SURVIVAL. It is the express intention and agreement of all parties to this Agreement that all covenants, agreements, statements, representations, warranties, and indemnities made in this Agreement shall survive the execution and delivery of this Agreement.

     19.16 EXECUTION IN COUNTERPARTS. To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all the parties hereto.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first written above.

                                         GENERAL PARTNER:

                                         AIRLEASE MANGEMENT SERVICES, INC.

                                         By:____________________________________

                                         Title:   President
                                               _________________________________



                                         ORGANIZATIONAL LIMITED PARTNER:

                                         UNITED STATES AIRLEASE HOLDING, INC.

                                         By:____________________________________

                                         Title:   President
                                               _________________________________



                                         LIMITED PARTNERS:

                                         NORTH AMERICAN AIRCRAFT FINANCE
                                         CORPORATION

                                         By:____________________________________

                                         Title:   Executive Vice President
                                               _________________________________



                                         OTHER LIMITED PARTNERS (pursuant
                                         to powers-of-attorney to the General
                                         Partner)

For the purposes of Section 3.5 only:

UNTIED STABS AIRLEASE. INC.

By:______________________________________

Title:   President
      ___________________________________

                                                                       EXHIBIT I
                                                                  TO AMENDED AND
                                                           RESTATED AGREEMENT OF
                                                             LIMITED PARTNERSHIP
                                                             OF AIRLEASE LTD., A
                                                              CALIFORNIA LIMITED
                                                                     PARTNERSHIP


                                   CERTIFICATE
                                       FOR
                            LIMITED PARTNERSHIP UNITS
                                       OF
                 AIRLEASE LTD., A CALIFORNIA LIMITED PARTNERSHIP

No.__________                                                   __________ Units


    Airlease Management Services, Inc., as the General Partner of Airlease Ltd., A California Limited Partnership, hereby certifies that is the registered owner of units of limited partnership interest in the Partnership ("Units"). The rights, preferences, privileges, and restrictions of the Units are set forth in the Amended and Restated Agreement of Limited Partnership under which the Partnership was formed and is existing, and in the Certificate of Limited Partnership filed for record in the Office of the Secretary of State of the State of California, copies of which are on file at the General Partner's office at 2988 Campus Drive, San Mateo, California 94403. THIS CERTIFICATE IS NON-NEGOTIABLE AND IS NOT TRANSFERABLE EXCEPT UPON DEATH OR BY OPERATION OF LAW OR TO THE GENERAL PARTNER OR THE PARTNERSHIP.

                                         Airlease, Ltd., A California
                                         Limited Partnership

                                         By Airlease Management Services,
                                            Inc., General Partner

Dated:_________________                  By:____________________________________

                                         Title:_________________________________


BY ACCEPTANCE OF THIS CERTIFICATE FOR LIMITED PARTNERSHIP UNITS, AND AS A CONDITION TO BEING ENTITLED TO ANY RIGHTS IN OR BENEFITS WITH RESPECT TO THE UNITS EVIDENCED HEREBY, A HOLDER HEREOF (INCLUDING ANY TRANSFEREE HEREOF) IS DEEMED TO HAVE AGREED, WHETHER OR NOT SUCH HOLDER IS ADMITTED TO THE PARTNERSHIP AS A SUBSTITUTED LIMITED PARTNER WITH RESPECT TO THE UNITS EVIDENCED HEREBY, TO COMPLY WITH AND BE BOUND BY ALL TERMS AND CONDITIONS OF THE AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP UNDER WHICH THE PARTNERSHIP WAS FORMED AND IS EXISTING (INCLUDING, WITHOUT LIMITATION, PROVISIONS THEREOF RELATING TO CONFLICTS OF INTEREST, LIMITATIONS ON LIABILITY, REDEMPTION, AND INDEMNIFICATION OF THE GENERAL PARTNER THEREOF), A COPY OF WHICH HAS BEEN AVAILABLE FOR INSPECTION AND MAY BE OBTAINED UPON REQUEST FROM THE PARTNERSHIP. A PERSON WHO I$ NOT A UNITED STATES CITIZEN OR RESIDENT ALIEN IN THE UNITED STATES MAY NOT HOLD ANY INTEREST IN THE PARTNERSHIP, AND ACQUISITIONS BY OR TRANSFERS TO SUCH PERSON ARE NULL AND VOID.